As filed with the Securities and Exchange Commission on June 9, 2004

Registration No. 333-113968-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cullen/Frost Bankers, Inc.	Cullen/Frost Capital Trust II
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Trust Agreement)
Texas	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
6021
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
74-1751768	74-1751768
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

100 W. Houston Street San Antonio, Texas 78205 (210) 220-4011 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

c/o The Bank of New York (Delaware)

White Clay Center, Route 273

Newark, Delaware 19711

(302) 451-2500

(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Phillip D. Green

Group Executive Vice President and

Chief Financial Officer

Cullen/Frost Bankers, Inc.

100 W. Houston Street

San Antonio, Texas 78205

(210) 220-4011

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To: Mark J. Menting, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

The Corporation Trust Company Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

(302) 658-7581

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 9, 2004

PROSPECTUS

$120,000,000

CULLEN/FROST CAPITAL TRUST II

OFFER TO EXCHANGE ITS FLOATING RATE CAPITAL SECURITIES, SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

FOR ANY AND ALL OF ITS OUTSTANDING

FLOATING RATE CAPITAL SECURITIES, SERIES A

(Liquidation Amount $1,000 per Capital Security)

fully and unconditionally guaranteed, to the extent described herein, by

CULLEN/FROST BANKERS, INC.

THIS EXCHANGE OFFER WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2004, UNLESS EXTENDED

Cullen/Frost Capital Trust II is offering to exchange new capital securities for old capital securities. In addition, Cullen/Frost Bankers, Inc. is exchanging a new guarantee and new junior subordinated debentures for the old guarantee and old junior subordinated debentures.

The terms of the new securities are substantially identical to the respective terms of the old securities, except that:

•	the new securities are registered under the Securities Act of 1933, as amended, and certain transfer restrictions currently applicable to the old securities do not apply to the new securities;

•	the registration rights and additional distributions provisions currently applicable to the old capital securities do not apply to the new capital securities; and

•	the registration rights and additional interest provisions currently applicable to the old junior subordinated debentures do not apply to the new junior subordinated debentures.

We do not intend to apply for listing of the new securities on any securities exchange or to arrange for them to be quoted on any automated quotation system.

See “Risk Factors” beginning on page 7 for a discussion of factors relevant to exchanging the capital securities and investing in the capital securities.

These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These securities are not savings accounts or deposits.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the securities offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.

Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to the following terms have the meanings indicated:

•	references to “Cullen/Frost,” “we,” “us,” “our” or similar terms mean Cullen/Frost Bankers, Inc., a Texas corporation;

•	references to “issuer trust” mean Cullen/Frost Capital Trust II, a Delaware statutory trust;

•	references to the “trust agreement” mean the Amended and Restated Trust Agreement relating to the issuer trust, as amended and supplemented from time to time, among Cullen/Frost, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named therein;

•	references to the “junior subordinated indenture” mean the Junior Subordinated Indenture, as amended and supplemented from time to time, between Cullen/Frost and The Bank of New York, as trustee; and

•	references to “DTC” mean The Depository Trust Company.

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WHERE YOU CAN FIND MORE INFORMATION

Cullen/Frost and the issuer trust have filed a registration statement on Form S-4 under the Securities Act with the SEC, which we refer to as the “registration statement,” to register the new securities to be issued in the exchange offer. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus concerning the contents of documents referred to in this prospectus are not necessarily complete and in each case are qualified in all respects by reference to the copies of such documents filed as exhibits to the registration statement. You may review a copy of the registration statement at the SEC’s public reference room or through the SEC’s website, which are described below.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these filings at the SEC’s public reference room, which is located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, the filings are available to the public through the SEC’s website at http://www.sec.gov.

This prospectus “incorporates by reference” certain information from documents that Cullen/Frost files with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be a part of this prospectus and should be read with the same care. When we update information in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded.

We incorporate by reference the documents listed below and any filings we make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until this offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

•	Current Reports on Form 8-K (excluding any information furnished pursuant to Item 9 or Item 12 of the reports) dated January 28, 2004, February 3, 2004, February 6, 2004, February 13, 2004, April 28, 2004 and April 29, 2004.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference in this prospectus. Requests for such documents should be directed to us at the following address and telephone number:

Cullen/Frost Bankers, Inc.

100 W. Houston Street

San Antonio, Texas 78205

Attention: Greg Parker

Telephone: (210) 220-4011

In order to ensure timely delivery of the requested documents, requests should be made no later than                 , 2004. In the event that we extend the exchange offer, you must make your request at least five business days before the expiration date, as extended.

ii

No separate financial statements of the issuer trust are included or incorporated by reference in this prospectus. Cullen/Frost and the issuer trust do not consider that such financial statements would be material to holders of the capital securities because the issuer trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the junior subordinated debentures and issuing the trust securities. Furthermore, taken together, our obligations under the junior subordinated debentures, the junior subordinated indenture, the trust agreement, the expense agreement and the new guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the issuer trust. See “Cullen/Frost Capital Trust II,” “Description of New Capital Securities,” “Description of New Junior Subordinated Debentures,” “Description of New Guarantee.” In addition, we do not expect that the issuer trust will be filing reports under the Securities Exchange Act with the SEC.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before participating in this exchange offer. You should read the entire prospectus, the accompanying letter of transmittal and documents incorporated by reference carefully.

Cullen/Frost Bankers, Inc.

Cullen/Frost, a Texas business corporation incorporated in 1977, is a financial holding company and a bank holding company headquartered in San Antonio, Texas that provides, through its subsidiaries, a broad array of products and services throughout 12 Texas markets. We offer commercial and consumer banking services, as well as trust and investment management, investment banking, insurance brokerage, leasing, asset-based lending, treasury management and item processing services. At March 31, 2004 and December 31, 2003, we had consolidated total assets of $10.0 billion and $9.7 billion, respectively, and were the largest independent bank holding company headquartered in Texas.

Our principal office is located at 100 W. Houston Street, San Antonio, Texas 78205, and our telephone number is (210) 220-4011.

Cullen/Frost Capital Trust II

The issuer trust is a statutory trust created under Delaware law. The issuer trust’s business and affairs are conducted by its trustees: initially, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee and the administrative trustees named in the trust agreement. The issuer trust exists for the exclusive purposes of (1) issuing and selling its capital securities and common securities, (2) using the proceeds from the sale of the trust securities to acquire the junior subordinated debentures and (3) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the trust securities). Accordingly, the junior subordinated debentures are the sole assets of the issuer trust, and payments under the junior subordinated debentures will be the sole source of revenue of the issuer trust.

The issuer trust’s principal office is located at c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and its telephone number is (302) 451-2500.

The Exchange Offer

The Exchange Offer

Up to $120,000,000 aggregate liquidation amount of new capital securities are being offered in exchange for a like aggregate liquidation amount of old capital securities. Old capital securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess of $100,000. If any old capital securities are tendered for exchange in part, the untendered liquidation amount must be $100,000 or any integral multiple of $1,000 in excess of $100,000.

In addition, as promptly as practicable after the date of this prospectus, the old guarantee will be exchanged for the new guarantee, and the old junior subordinated debentures will be exchanged for the new junior subordinated debentures.

See the discussion under the heading “The Exchange Offer” below for further information about the exchange offer.

Expiration Date	5:00 p.m., New York City time, on , 2004, unless the exchange offer is extended by us and the issuer trust. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Procedures for Tendering Old Capital Securities	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

•	a properly completed and signed letter of transmittal or an agent’s message; and

•	any other required documents.

In addition, the exchange agent must receive the old capital securities to be tendered, or the specified procedures for guaranteed delivery of old capital securities must be complied with.

The foregoing actions must be completed on or prior to the expiration date of the exchange offer. No letter of transmittal or old capital securities should be delivered to us, the issuer trust or to DTC. See “The Exchange Offer—Procedures for Tendering Old Capital Securities.”

Withdrawal Rights

You may withdraw your tender of old capital securities at any time on or prior to the expiration date of the exchange offer in conformity with the procedures described under “The Exchange Offer—Withdrawal Rights.”

Resales of New Capital Securities

Based on interpretive letters of the SEC staff delivered to third parties, we and the issuer trust believe that you may offer for resale, resell and otherwise transfer the new capital securities issued pursuant to this exchange offer in exchange for old capital securities, without further compliance with the registration and prospectus delivery requirements of the Securities Act, if:

•	you acquire the new capital securities in the ordinary course of your business;

•	you are not participating, and you have no arrangement or understanding with any person to participate, in a distribution of the new capital securities;

•	you are not an affiliate of us or the issuer trust, as defined under Rule 405 of the Securities Act; and

•	you are not a broker-dealer that purchased the old capital securities from the issuer trust.

If you fail to satisfy any of the foregoing conditions, you will not be permitted to tender your old capital securities in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of your old capital securities unless such sale is made pursuant to an exemption from such requirements.

Each broker-dealer that receives new capital securities for its own account pursuant to the exchange offer in exchange for old capital securities that it acquired as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new capital securities. See “The Exchange Offer—Resales of New Capital Securities.”

Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, which may be waived by us and the issuer trust in our sole discretion. See “The Exchange Offer—Conditions to the Exchange Offer.”

Exchange Agent

The exchange agent for the exchange offer is The Bank of New York. The addresses and telephone and facsimile numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Use of Proceeds	Neither we nor the issuer trust will receive any cash proceeds from the issuance of the new capital securities in connection with the exchange offer. See “Use of Proceeds.”

Certain Tax Consequences and ERISA Considerations	You should review the information set forth under “Certain Federal Income Tax Consequences” and “Certain ERISA Considerations” prior to tendering old capital securities in the exchange offer.

The New Capital Securities

Issuer	The new capital securities will be issued by the issuer trust and will:

•	represent beneficial interests in the assets of the issuer trust; and

•	have a preference in certain circumstances over the issuer trust’s common securities with respect to distributions and amounts payable on redemption or liquidation. See “Description of New Capital Securities—Subordination of Common Securities.”

The sole assets of the issuer trust are the old junior subordinated debentures, which we will exchange for new junior subordinated debentures as promptly as practicable after the date of this prospectus. Payments under the new junior subordinated debentures will be the sole source of revenue of the issuer trust. The new junior subordinated debentures are unsecured subordinated debt securities issued under the junior subordinated indenture between us and The Bank of New York, as trustee. See “Description of New Junior Subordinated Debentures.”

Pursuant to the new guarantee, we will guarantee on a subordinated basis the following payments on the new capital securities, but only to the extent that the issuer trust has funds available to make those payments:

•	payments of distributions; and

•	payments on liquidation of the issuer trust or on redemption of the new capital securities.

See “Description of New Guarantee.”

Securities Offered

Up to $120,000,000 aggregate liquidation amount of the issuer trust’s Floating Rate Capital Securities, Series A, which have been registered under the Securities Act (liquidation amount $1,000 per new capital security). The new capital securities will be issued, and the old capital securities were issued, under the trust agreement. The terms of the new capital securities are substantially identical to the terms of the old capital securities, except that:

•	the new capital securities have been registered under the Securities Act and are not subject to certain restrictions on transfer applicable to the old capital securities; and

•	the new capital securities do not provide for any additional distributions in case of non-registration.

See “The Exchange Offer—Purpose and Effect of the Exchange Offer,” “Description of New Capital Securities” and “Description of Old Securities.”

Distribution Rate

Floating rate per annum equal to three-month LIBOR plus a margin of 1.55%, except that in no event will it exceed the highest rate that can be charged, collected or received under applicable law. See “Description of New Capital Securities—Distributions.”

Distribution Dates	March 1, June 1, September 1 and December 1 of each year, commencing June 1, 2004. See “Description of New Capital Securities—Distributions.”

If your old capital securities are accepted for exchange, you will not receive any accumulated distributions on your old capital securities, and you will be deemed to have waived the right to receive any distributions on your old capital securities accumulated from and after the last distribution date prior to the original issue date of the new capital securities or, if no distributions have been made, from and after February 13, 2004. See “The Exchange Offer—Distributions on New Capital Securities.”

Extension Periods

So long as no event of default under the junior subordinated indenture has occurred and is continuing, distributions on the new capital securities may be deferred for the duration of any extension period selected by us with respect to the payment of interest on the new junior subordinated debentures. No extension period will exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the new junior subordinated debentures. See “Description of New Junior Subordinated Debentures—Option to Extend Interest Payment Period” and “Certain Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

Ranking

The new capital securities will rank equally, and payments on them will be made pro rata, with the common securities except as described under “Description of New Capital Securities—Subordination of Common Securities.” The new junior subordinated debentures will rank equally with all other junior subordinated debentures issued by us and sold to other trusts established by us, in each case similar to the issuer trust, and will be unsecured and subordinate and rank junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all senior indebtedness. See “Description of New Junior Subordinated Debentures.” The new guarantee will rank equally with all other guarantees issued by us with respect to capital securities issued by other trusts, will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the guarantee to all senior indebtedness. See “Description of New Guarantee.”

Redemption	The new capital securities are subject to mandatory redemption:

•	in whole (but not in part) on March 1, 2034 upon the stated maturity of the new junior subordinated debentures,

•	in whole (but not in part) at any time prior to March 1, 2009 contemporaneously with the optional redemption by us of the new junior subordinated debentures upon the occurrence and continuation of a tax event or capital treatment event, and

•	in whole or in part at any time on or after March 1, 2009, contemporaneously with the optional redemption by us of the new junior subordinated debentures,

in each case, at a redemption price equal to the aggregate liquidation amount of the new capital securities to be redeemed plus accumulated but unpaid distributions to the date of redemption. See “Description of New Capital Securities—Redemption.”

Book-Entry Issuance Only	The new capital securities will be represented by one or more global capital securities that will be deposited with and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive a physical certificate for the new capital securities.

Transfer

The new capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 new capital securities). If you attempt to transfer new capital securities in a block having a liquidation amount of less than $100,000, or with the result that you will hold new capital securities in a block having a liquidation amount of less than $100,000, your transfer will be deemed to be void and of no legal effect whatsoever.

Absence of Market for the Capital Securities

The new capital securities will be a new issue of securities for which there is currently no market. Although Lehman Brothers Inc., the initial purchaser of the old capital securities, has informed the issuer trust and us that it currently intends to make a market in the new capital securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the new capital securities.

RISK FACTORS

Before tendering old capital securities in the exchange offer, you should consider carefully each of the following risks and all other information contained in this prospectus.

You are making an investment decision with regard to the new junior subordinated debentures as well as the new capital securities. The issuer trust will rely on the payments it receives on the new junior subordinated debentures to fund all payments on the new capital securities. In addition, the issuer trust may distribute the new junior subordinated debentures in exchange for the new capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.

If you fail to exchange the old capital securities, they will remain subject to certain transfer restrictions

The old capital securities have not been registered under the Securities Act or any state securities laws. Therefore, the old capital securities may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from such laws or in a transaction not subject to such laws, and, in each case, in compliance with certain other conditions and restrictions. Old capital securities that remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting these restrictions on transfer. In addition, after the exchange offer, holders of old capital securities will not have any rights to have them exchanged for new capital securities or registered under the Securities Act, subject to certain limited exceptions. To the extent that old capital securities are tendered and accepted in the exchange offer, a holder’s ability to sell untendered old capital securities could be adversely affected.

Late deliveries of old capital securities and other required documents could prevent you from exchanging your old capital securities

Holders of old capital securities are responsible for complying with all exchange offer procedures. The issuance of new capital securities in exchange for old capital securities will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of old capital securities who wish to exchange them for new capital securities should allow sufficient time for timely completion of the exchange offer procedures. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new capital securities may be restricted

A broker-dealer that purchased old capital securities for its own account as part of market-making or trading activities must deliver a prospectus when it sells the new capital securities. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers that wish to resell their new capital securities.

Payments on the new capital securities are dependent upon our payments on the new junior subordinated debentures

The ability of the issuer trust to pay amounts due on the new capital securities is solely dependent upon our making payments on the new junior subordinated debentures as and when required.

If we default on our obligation to pay principal of or interest on the new junior subordinated debentures, the issuer trust will not have sufficient funds to pay distributions or the liquidation amount. As a result, holders of new capital securities will not be able to rely upon the new guarantee for payment of these amounts because the new guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such new capital securities when the issuer trust does not have sufficient funds available to make such payments.

Holders of new capital securities or the property trustee may, however, institute a legal proceeding against us to enforce the rights of the issuer trust under the new junior subordinated debentures. See “Description of New Capital Securities—Events of Default; Notice,” “Description of New Junior Subordinated Debentures—Debenture Events of Default” and “—Enforcement of Certain Rights by Holders of Capital Securities” and “Relationship among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the Expense Agreement.”

Our obligations are deeply subordinated, and we will pay our other debt obligations before we pay you

Our obligations under the new guarantee and under the new junior subordinated debentures are subordinate and junior in right of payment to all of our senior indebtedness. As of the date of this prospectus, we have no outstanding senior indebtedness.

Because we are a holding company, our right to participate in any distribution of assets of our subsidiaries upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the new capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. At March 31, 2004 and at December 31, 2003, our subsidiary national bank had an aggregate (excluding deposits and liabilities owed to us) of approximately $151.1 million and $152.8 million, respectively, of banknotes and other borrowings outstanding. The principal source of funds for us to satisfy our obligations under the new junior subordinated debentures and the new guarantee is our subsidiaries. There are various legal limitations on the extent to which our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or certain of our other subsidiaries. The prior approval of the Comptroller of the Currency is required if the total of all dividends declared by a national bank in any calendar year would exceed the bank’s net profits, as defined, for that year combined with its retained profits for the preceding two calendar years less any required transfers to surplus. In addition, a national bank may not pay dividends in an amount in excess of its undivided profits less certain bad debts. Although not necessarily indicative of amounts available to be paid in future periods, our subsidiary national bank had approximately $148.4 million and $168.0 million available for payment of dividends at March 31, 2004 and December 31, 2003, respectively. Accordingly, the new junior subordinated debentures and new guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries and holders of new junior subordinated debentures and the new guarantee should look only to our assets for payments on the new junior subordinated debentures and the new guarantee. See “Cullen/Frost Bankers, Inc.”

None of the junior subordinated indenture, the new guarantee, the trust agreement or the expense agreement places any limitation on the amount of secured or unsecured debt, including senior indebtedness, which we may incur. See “Description of New Guarantee—Status of the Guarantee” and “Description of New Junior Subordinated Debentures—Subordination.”

We may redeem the new junior subordinated debentures upon the occurrence of certain specified tax or regulatory capital events

We may redeem the new junior subordinated debentures in whole at any time within 90 days following the occurrence of specified tax or regulatory capital events, including, among other things:

•	a change in tax laws or regulations that results in more than an insubstantial risk that the issuer trust will be subject to United States federal income tax with respect to income on the new junior subordinated debentures, or that the interest payable by us on the new junior subordinated debentures will not be deductible by us, in whole or in part, for United States federal income tax purposes; and

•	a change in laws or regulations on or after February 6, 2004 that results in more than an insubstantial risk that we will not be able to include the full liquidation amount of the capital securities in our “Tier 1 capital” for purposes of the capital adequacy guidelines of the Federal Reserve Board.

If we redeem the new junior subordinated debentures, the issuer trust will be required to redeem the new capital securities.

We will need the prior approval of the Federal Reserve Board to redeem the new junior subordinated debentures, if then required under applicable Federal Reserve capital guidelines or policies. See “Description of New Capital Securities—Redemption” and “Description of New Junior Subordinated Debentures—Redemption.”

Recent accounting changes may give rise to a future capital treatment event that would entitle us to redeem the new junior subordinated debentures and may also reduce our consolidated capital ratios

In January 2003, the Financial Accounting Standards Board (the “FASB”) issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which we refer to as “FIN 46,” and in the fourth quarter of 2003, the FASB issued a revision to FIN 46, which we refer to as “FIN 46-Revised,” that made certain changes to FIN 46. FIN 46-Revised significantly changes how a company determines whether it must consolidate an entity depending on whether the entity is a voting rights entity or a variable interest entity. Traditionally, issuer trusts used for issuing capital securities have been consolidated by their parent companies and capital securities have been eligible for Tier 1 regulatory capital treatment by bank holding companies under Federal Reserve Board rules and regulations. Accordingly, prior to the fourth quarter of 2003, we consolidated our other issuer trust, Cullen/Frost Capital Trust I, in preparing our consolidated financial statements and treated its outstanding capital securities as Tier 1 regulatory capital. Further, we classified our existing outstanding capital securities as liabilities on our consolidated balance sheet.

We adopted FIN 46-Revised in the fourth quarter of 2003 and, accordingly, de-consolidated our other issuer trust. For regulatory reporting purposes, the Federal Reserve Board has proposed a rule that would permit the continued inclusion of trust preferred securities, like the capital securities, in the Tier 1 regulatory capital of bank holding companies and has advised that trust preferred securities will continue to constitute Tier 1 regulatory capital until further notice even though such securities are not consolidated in bank holding company financial statements. Consistent with the Federal Reserve Board’s position, we continue to treat capital securities issued by our other issuer trust as Tier 1 regulatory capital. However, it is possible that the Federal Reserve Board may in the future conclude that capital securities should no longer be treated as Tier 1 regulatory capital. If Tier 1 regulatory capital treatment were disallowed, then:

•	we would be able to redeem the new capital securities (and any other capital securities we may have outstanding at that time) pursuant to the specified regulatory capital event redemption described just above; and

•	there would be a reduction in our consolidated regulatory capital ratios. See “Description of New Capital Securities—Redemption.”

Distributions on the capital securities could be deferred; if we elect to defer distributions, you may have to include interest in your taxable income before you receive cash

If no event of default has occurred and is continuing with respect to the new junior subordinated debentures, we have the right under the junior subordinated indenture to defer the payment of interest on the new junior subordinated debentures at any time or from time to time for an extension period not exceeding 20 consecutive quarterly periods with respect to each extension period. No extension period, however, may extend beyond the stated maturity of the new junior subordinated debentures. Prior to the end of an extension period, we may further defer the payment of interest, provided that no event of default under the junior subordinated indenture has occurred and is continuing and provided further that no extension period may exceed 20 consecutive quarterly periods, or extend beyond the stated maturity of the new junior subordinated debentures or end on a date other than an interest payment date. At the end of any extension period and the payment of all amounts then due, we may elect to begin a new extension period. There is no limitation on the number of times that we may elect to begin an extension period. See “Description of New Capital Securities—Deferral of Distributions” and “Description of New Junior Subordinated Debentures—Option to Extend Interest Payment Period.”

Should an extension period occur, a holder of new capital securities will continue to accrue income (in the form of original issue discount) in respect of its pro rata share of the new junior subordinated debentures held by the issuer trust for United States federal income tax purposes. As a result, a holder of new capital securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the issuer trust if the holder disposes of the new capital securities prior to the record date for the actual payment of distributions. See “Certain Federal Income Tax Consequences—Interest Income and Original Issue Discount” and “—Sales or Redemptions of Capital Securities.”

We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the new junior subordinated debentures. However, should we elect to exercise this right in the future, the market price of the new capital securities is likely to be adversely affected. A holder of new capital securities that disposes of them during an extension period, therefore, might not receive the same return on its investment as a holder that continues to hold its new capital securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the new capital securities (which represent preferred undivided beneficial interests in the assets of the issuer trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

Under certain circumstances, the issuer trust may distribute the new junior subordinated debentures in exchange for the new capital securities, which could affect the market price and could be a taxable event

As the holder of all of the outstanding common securities of the issuer trust, we will have the right at any time to terminate the issuer trust and, after satisfaction of liabilities to creditors of the issuer trust as provided by applicable law, cause the new junior subordinated debentures to be distributed to the holders of the new capital securities and common securities in liquidation of the issuer trust. We have committed to the Federal Reserve Board that, so long as we (or any affiliate of ours) is a holder of common securities, we will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then required under applicable Federal Reserve Board capital guidelines or policies. See “Description of New Capital Securities—Liquidation Distribution upon Termination.”

Under current United States federal income tax law and interpretations, and assuming, as expected, that the issuer trust will not be taxable as a corporation, a distribution of the new junior subordinated debentures upon a liquidation of the issuer trust should not be a taxable event to holders of the new capital securities. However, if a tax event were to occur that would cause the issuer trust to be subject to United States federal income tax with respect to income received or accrued on the new junior subordinated debentures, a distribution of the new junior subordinated debentures by the issuer trust could be a taxable event to the issuer trust and the holders of the new capital securities. See “Certain Federal Income Tax Consequences—Distribution of New Junior Subordinated Debentures to Securityholders.”

There can be no assurance as to the market prices for new capital securities

There can be no assurance as to the market prices for new capital securities, or for new junior subordinated debentures that may be distributed in exchange for new capital securities if a liquidation of the issuer trust occurs. Accordingly, the new capital securities or the new junior subordinated debentures that a holder of new capital securities may receive on liquidation of the issuer trust may trade at a discount. As a result of the existence of our right to defer interest payments and the corresponding accrual of income for United States federal income tax purposes, the market price of the new capital securities may be more volatile than the market prices of other debt securities that are not subject to such optional deferrals. Because holders of new capital securities may receive new junior subordinated debentures on termination of the issuer trust, prospective purchasers of capital securities are also making an investment decision with regard to the new junior subordinated debentures and should carefully review all the information regarding the new junior subordinated debentures contained in this prospectus. See “Description of New Junior Subordinated Debentures.”

Our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the new capital securities when the issuer trust does not have funds on hand available to make such payments

The new guarantee guarantees to the holders of the new capital securities the following payments, to the extent not paid by the issuer trust:

•	any accumulated and unpaid distributions required to be paid on the new capital securities, to the extent that the issuer trust has funds on hand available therefor at such time;

•	the redemption price with respect to any new capital securities called for redemption, to the extent that the issuer trust has funds on hand available therefor at such time; and

•	upon a voluntary or involuntary termination, winding-up or liquidation of the issuer trust (unless the new junior subordinated debentures are distributed to holders of the new capital securities), the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the issuer trust has funds on hand available therefor at such time; and

•	the amount of assets of the issuer trust remaining available for distribution to holders of the new capital securities on liquidation of the issuer trust. The new guarantee is subordinate as described under “—Our obligations will be deeply subordinated, and we will pay our other debt obligations before we pay you.”

If we were to default on our obligation to pay amounts payable under the new junior subordinated debentures, the issuer trust may lack funds for the payment of distributions or amounts payable on redemption of the new capital securities or otherwise, and, in such event, holders of the new capital securities would not be able to rely upon the new guarantee for payment of such amounts. Instead, if a debenture event of default has occurred and is continuing and such event is attributable to our failure to pay any amounts payable in respect of the new junior subordinated debentures on the payment date on which such payment is due and payable, then a holder of new capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of any amounts payable in respect of such new junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the new capital securities of such holder. In connection with such proceeding, we will have a right of set-off under the junior subordinated indenture to the extent of any payment made by us to such holder of new capital securities in the proceeding. Except as described in this paragraph, holders of new capital securities will not be able to exercise directly any other remedy available to the holders of the new junior subordinated debentures or assert directly any other rights in respect of the new junior subordinated debentures. See “Description of New Junior Subordinated Debentures—Enforcement of Certain Rights by Holders of Capital Securities,” “—Debenture Events of Default” and “Description of New Guarantee.” The trust agreement provides that each holder of new capital securities by acceptance of the new capital securities agrees to the provisions of the new guarantee and the junior subordinated indenture.

Holders of new capital securities will have only limited voting rights

Holders of new capital securities will have limited voting rights relating generally to the modification of the new capital securities and the new guarantee and the exercise of the issuer trust’s rights as holder of new junior subordinated debentures. Holders of new capital securities will not be entitled to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee except upon the occurrence of certain events described in this prospectus. The property trustee, the administrative trustees and the holders of all of the common securities may, subject to certain conditions, amend the trust agreement without the consent of holders of new capital securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the trust agreement or to ensure that the issuer trust (1) will not be taxable as a corporation or will be taxable as a grantor trust for United States federal income tax purposes, or (2) will not be required to register as an “investment company” under the Investment Company Act. See “Description of New Capital Securities— Voting Rights; Amendment of Trust Agreement” and “—Removal of Issuer Trustees; Appointment of Successors.”

The market value of the new capital securities may be influenced by unpredictable factors

There is no existing market for the new capital securities and there can be no assurance as to the liquidity of any markets that may develop for the new capital securities, the ability of the holders to sell their new capital securities or at what price holders of the new capital securities will be able to sell their new capital securities. Future trading prices of the new capital securities will depend on many factors including, among other things:

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

Accordingly, if you sell your new capital securities, you may not be able to obtain a price equal to the face amount of the new capital securities or the price that you paid for your new capital securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus, our future filings with the Commission, our press releases and oral or written statements made by us or with our approval may contain certain “forward-looking” statements. Forward-looking statements may be identified by the use of words such as “should”, “expect”, “anticipate”, “estimate”, “may”, “will”, “project”, “guidance”, “intend”, “plan”, “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Forward-looking statements may also be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Examples of forward-looking statements include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (2) statements of our plans and objectives, including those relating to products or services; (3) statements of future economic performance and (4) statements of assumptions underlying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, market and monetary fluctuations.

•	Political instability.

•	Acts of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Changes in the competitive environment among financial holding companies.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in our organization, compensation and benefit plans.

•	The costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

•	Greater than expected costs or difficulties related to the integration of new lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events.

CULLEN/FROST BANKERS, INC.

Cullen/Frost, a Texas business corporation incorporated in 1977, is a financial holding company and a bank holding company headquartered in San Antonio, Texas that provides, through its subsidiaries, a broad array of products and services throughout 12 Texas markets. We offer commercial and consumer banking services, as well as trust and investment management, investment banking, insurance brokerage, leasing, asset-based lending, treasury management and item processing services. At March 31, 2004 and December 31, 2003, we had consolidated total assets of $10.0 billion and $9.7 billion, respectively, and were the largest independent bank holding company headquartered in the State of Texas.

Our banking subsidiary is The Frost National Bank, which we refer to as “Frost Bank” and which is organized as a national banking association under the National Bank Act. Frost Bank is primarily engaged in the business of commercial and consumer banking through 79 financial centers and 118 ATMs across Texas. Frost Bank serves the Texas metropolitan areas of Austin, Boerne/Fair Oaks, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Frost Bank was chartered as a national banking association in 1899, but its origin can be traced to a mercantile partnership organized in 1868. At March 31, 2004 and December 31, 2003, Frost Bank had consolidated total assets of $10.0 billion and $9.7 billion, respectively, and total deposits of $7.9 billion and $8.1 billion, respectively, and was the largest commercial bank headquartered in the State of Texas.

Our philosophy is to grow and prosper, building long-term relationships based on top quality service, high ethical standards, and safe, sound assets. We operate as a locally oriented, community-based financial services organization, augmented by experienced, centralized support in select critical areas. Our local market orientation is reflected in our financial service centers and regional advisory boards, which are comprised of local business persons, professionals and other community representatives, that assist our financial centers in responding to local banking needs. Despite this local market, community-based focus, we offer many of the products available at much larger money-center financial institutions.

We serve a wide variety of industries including, among others, energy, services, retail, manufacturing, construction, telecommunications, healthcare, military, logistics and transportation. Our customer base is similarly diverse. We are not dependent upon any single industry or customer.

Our operating objectives include expansion, diversification within our markets, growth of our fee-based income, and growth internally and through acquisitions of financial institutions, branches and financial services businesses. We regularly evaluate acquisition opportunities and conduct due diligence activities in connection with possible acquisitions. We seek acquisition partners that are culturally similar and have experienced management and possess either significant market presence or have potential for improved profitability through financial management, economies of scale and expanded services.

Our principal offices are located at 100 W. Houston Street, San Antonio, Texas 78205, and our telephone number is (210) 220-4011.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables present summary consolidated financial data derived from our consolidated financial statements. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information.” Certain items in prior-year financial statements have been reclassified to conform to the current presentation. Additionally, the prior-year financial statements have been restated to de-consolidate our investment in Cullen/Frost Capital Trust I in connection with our implementation of FIN 46—Revised.

Cullen/Frost Bankers, Inc.

Consolidated Financial Summary (Unaudited)

	Quarter Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Consolidated Statements of Income ($ in thousands)
Interest income:
Loans, including fees	$56,639	$60,042	$233,463	$265,514	$343,928	$394,073	$329,610
Securities	33,684	31,353	125,778	120,221	106,933	109,248	113,561
Interest-bearing deposits	10	42	104	172	200	331	122
Federal funds sold and securities purchased under resale agreements	998	2,286	9,601	3,991	9,784	8,488	4,172

Total interest income	91,331	93,723	368,946	389,898	460,845	512,140	447,465

Interest expense:
Deposits	8,222	10,651	37,406	55,384	118,699	158,858	128,819
Federal funds purchased and securities sold under repurchase agreements	1,023	1,422	4,059	5,359	12,054	17,889	12,500
Junior subordinated deferrable interest debentures	2,626	2,184	8,735	8,735	8,735	8,735	8,735
Subordinated notes payable and other borrowings	1,128	1,357	4,988	6,647	5,531	4,346	808

Total interest expense	12,999	15,614	55,188	76,125	145,019	189,828	150,862

Net interest income	78,332	78,109	313,758	313,773	315,826	322,312	296,603
Provision for possible loan losses	500	3,600	10,544	22,546	40,031	14,103	12,427

Net interest income after provision for possible loan losses	77,832	74,509	303,214	291,227	275,795	308,209	284,176

Non-interest income:
Trust fees	13,107	10,865	47,486	47,463	48,784	49,266	46,411
Service charges on deposit accounts	21,683	21,104	87,805	78,417	70,534	60,627	58,787
Insurance commissions and fees	10,163	8,831	28,660	25,912	18,598	10,698	3,912
Other charges, commissions and fees	4,309	3,649	18,668	16,860	16,176	15,548	13,279
Net gain (loss) on securities transactions	(1,739)	—	40	88	78	4	(86)
Other	9,866	7,589	32,702	32,229	29,547	29,472	28,426

Total non-interest income	57,389	52,038	215,361	200,969	183,717	165,615	150,729

Non-interest expense:
Salaries and wages	38,760	36,497	146,622	139,227	138,347	133,525	119,902
Employee benefits	11,484	10,591	38,316	34,614	35,000	28,808	25,944
Net occupancy	7,330	7,070	29,286	28,883	29,419	27,693	27,045
Furniture and equipment	5,449	5,459	21,768	22,597	23,727	21,329	19,892
Intangible amortization	1,404	1,685	5,886	7,083	15,127	15,625	15,000
Restructuring charges	—	—	—	—	19,865	—	—
Other	22,170	19,769	84,157	79,738	78,172	76,832	75,252

Total non-interest expense	86,597	81,071	326,035	312,142	339,657	303,812	283,035
Income from continuing operations before income taxes and cumulative effect of accounting change	48,624	45,476	192,540	180,054	119,855	170,012	151,870
Income taxes	15,719	14,606	62,039	57,821	39,749	58,746	52,116

Income from continuing operations	32,905	30,870	130,501	122,233	80,106	111,266	99,754
Loss from discontinued operations, net of tax	—	—	—	(5,247)	(2,200)	(2,449)	(2,112)
Cumulative effect of change in accounting for derivatives, net of tax	—	—	—	—	3,010	—	—

Net income	$32,905	$30,870	$130,501	$116,986	$80,916	$108,817	$97,642

	As of or for the Quarter Ended March 31,		As of or for the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Per Common Share Data
Basic:
Income from continuing operations	$0.64	$0.60	$2.54	$2.40	$1.55	$2.13	$1.87
Net income	0.64	0.60	2.54	2.29	1.57	2.09	1.83
Diluted:
Income from continuing operations	0.62	0.59	2.48	2.33	1.50	2.07	1.82
Net income	0.62	0.59	2.48	2.23	1.52	2.03	1.78
Cash dividends declared and paid	0.24	0.22	0.94	0.875	0.84	0.76	0.675
Book value	15.19	13.99	14.87	13.72	11.58	11.14	9.64

Common Shares Outstanding (in thousands)
Period-end	51,329	51,347	51,776	51,295	51,355	51,430	52,823
Weighted-average shares—basic	51,666	51,239	51,442	51,001	51,530	52,123	53,368
Dilutive effect of stock compensation	1,525	962	1,216	1,422	1,818	1,534	1,378
Weighted-average shares—diluted	53,191	52,201	52,658	52,423	53,348	53,657	54,746

Performance Ratios
Return on average assets:
Income from continuing operations	1.42%	1.33%	1.36%	1.46%	1.02%	1.56%	1.45%
Net income	1.42%	1.33%	1.36	1.40	1.03	1.52	1.42
Return on average equity:
Income from continuing operations	16.89	17.63	17.78	18.77	13.05	20.87	19.08
Net income	16.89	17.63	17.78	17.96	13.18	20.41	18.68
Net interest income to average earning assets	4.03	4.10	3.98	4.58	4.89	5.32	5.15
Dividend pay-out ratio	37.98	36.59	37.15	38.24	53.51	36.35	36.88

Balance Sheet Data ($ in thousands)
Period-end:
Loans	$4,726,263	$4,511,095	$4,590,746	$4,518,913	$4,518,608	$4,534,645	$4,166,728
Earning assets	8,604,542	8,083,608	8,132,479	7,709,980	6,811,284	6,421,753	5,838,135
Total assets	9,989,821	9,814,956	9,672,114	9,536,050	8,375,461	7,665,006	7,001,369
Non-interest-bearing demand deposits	3,007,461	3,190,865	3,143,473	3,229,052	2,669,829	2,118,624	1,863,260
Interest-bearing deposits	4,765,845	4,563,225	4,925,384	4,399,091	4,428,178	4,381,066	4,090,572
Total deposits	7,773,306	7,754,090	8,068,857	7,628,143	7,098,007	6,499,690	5,953,832
Long-term debt and other borrowings	377,889	267,028	255,845	271,257	284,152	139,307	120,256
Shareholders’ equity	779,677	718,269	770,004	703,790	594,919	573,026	509,311
Average:
Loans	$4,630,218	$4,534,405	$4,497,489	$4,536,999	$4,546,596	4,352,868	$3,934,406
Earning assets	7,982,146	7,811,042	8,011,081	6,961,439	6,564,678	6,148,154	5,857,721
Total assets	9,313,422	9,415,572	9,583,829	8,353,145	7,841,823	7,154,300	6,880,109
Non-interest-bearing demand deposits	2,860,369	2,895,324	3,037,724	2,540,432	2,186,690	1,897,172	1,792,257
Interest-bearing deposits	4,750,578	4,447,824	4,539,622	4,353,878	4,364,667	4,154,498	4,056,587
Total deposits	7,610,947	7,343,148	7,577,346	6,894,310	6,551,357	6,051,670	5,848,844
Long-term debt and other borrowings	319,845	268,232	264,428	275,136	200,166	170,105	117,072
Shareholders’ equity	783,585	710,188	733,994	651,273	614,010	533,125	522,770

Asset Quality ($ in thousands)
Allowance for possible loan losses	$82,587	$83,410	$83,501	$82,584	$72,881	$63,265	$58,345
Allowance for possible loan losses to period-end loans	1.75%	1.85%	1.82%	1.83%	1.61%	1.40%	1.40%
Net loan charge-offs	$1,414	$2,774	$9,627	$12,843	$30,415	$9,183	$8,764
Net loan charge-offs to average loans	0.12%	0.25%	0.21%	0.28%	0.67%	0.21%	0.22%
Non-performing assets	$50,290	$48,109	$52,794	$42,908	$37,430	$18,933	$18,837
Non-performing assets to:
Total loans plus foreclosed assets	1.06%	1.06%	1.15%	0.95%	0.83%	0.42%	0.45%
Total assets	0.50	0.49	0.55	0.45	0.45	0.25	0.27

Consolidated Capital Ratios
Tier 1 risk-based capital ratio	12.76%	10.78%	11.42%	10.46%	10.14%	10.08%	11.04%
Total risk-based capital ratio	16.26	14.48	15.01	14.16	13.98	11.24	12.28
Leverage ratio	9.21	7.07	7.83	7.25	7.21	7.54	7.56
Average shareholders’ equity to average total assets	8.42	7.54	7.66	7.80	7.83	7.45	7.60

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for each of the five years in the five-year period ended December 31, 2003 and for each of the quarters ended March 31 in the years 2003 and 2004. For purposes of computing these ratios, earnings represent net income, plus total taxes based on income, plus fixed charges. Fixed charges include interest expense (ratios are presented both excluding and including interest on deposits), the estimated interest component of net rental expense and amortization of debt expense.

During the periods indicated below, no shares of our preferred stock were outstanding, and, therefore, the consolidated ratios of earnings to fixed charges and preferred stock dividends would be identical to the ratios set forth below.

Consolidated Ratio of Earnings to Fixed Charges

	Quarter Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Including interest on deposits	4.48	3.74	4.26	3.24	1.80	1.88	1.98
Excluding interest on deposits	9.46	8.65	9.91	8.21	4.88	5.81	6.80

CULLEN/FROST CAPITAL TRUST II

The issuer trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement between us, as depositor of the issuer trust, and The Bank of New York (Delaware), as Delaware trustee of the issuer trust; and

•	a certificate of trust filed with the Delaware Secretary of State on February 3, 2004.

The issuer trust’s business and affairs are conducted by its trustees: initially, The Bank of New York, as property trustee, which we refer to as the “property trustee,” The Bank of New York (Delaware), as Delaware trustee, which we refer to as the “Delaware trustee,” and two individual administrative trustees who are employees or officers of or affiliated with us, which we refer to as the “administrative trustees.”

The issuer trust exists for the exclusive purposes of:

•	issuing and selling the capital securities and the common securities, which we refer to as the “trust securities;”

•	using the proceeds from the sale of the trust securities to acquire the junior subordinated debentures; and

•	engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the capital securities and common securities).

Accordingly, the new junior subordinated debentures will be the sole assets of the issuer trust. The only source of revenue for the issuer trust will be the payments it receives under the new junior subordinated debentures. The issuer trust will use these funds to make cash payments due to holders of the capital securities.

The common securities of the issuer trust will rank equally, and payments thereon will be made pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, our rights, as holder of the common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities. See “Description of New Capital Securities—Subordination of Common Securities” in the accompanying prospectus. We own all of the outstanding common securities in an aggregate liquidation amount approximately equal to, but not less than, 3% of the total capital of the issuer trust.

The issuer trust’s principal office is located at c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, and its telephone number is (302) 451-2500.

USE OF PROCEEDS

Neither we nor the issuer trust will receive any cash proceeds from the exchange offer. In consideration for issuing the new capital securities, the issuer trust will receive old capital securities in like liquidation amount. The old capital securities surrendered in exchange for the new capital securities will be retired and cancelled.

All of the proceeds to the issuer trust from the sale of the old capital securities were invested by the issuer trust in the old junior subordinated debentures. The net proceeds to us from the sale of the old junior subordinated debentures were added to our general funds and will be used by us for general corporate purposes, which may include the reduction of short-term indebtedness, investments at the holding company level, investments in the capital of, or extensions of credit to, our subsidiaries, acquisitions and the repurchase of our common stock. Pending such use, such net proceeds may be temporarily invested in short-term securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and those of our subsidiaries, as well as the availability of other funds.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2004 and December 31, 2003 and as adjusted to give effect to the consummation of the offering of the old capital securities, as if such transaction had occurred on December 31, 2003. The following data should be read in conjunction with the financial statements of us and our subsidiaries which are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

	March 31, 2004	December 31, 2003
	Actual	Actual	As Adjusted
		($ in millions)
Long-term Debt
Junior Subordinated Deferrable Interest Debentures(1)	226.8	$103.1	$226.8
Subordinated Notes Payable and Other Borrowings	151.1	152.8	152.8
Shareholders’ Equity
Common Stock, par value $.01 per share	0.5	0.5	0.5
Additional Paid-in Capital	203.9	200.9	200.9
Retained Earnings	640.9	625.4	625.4
Deferred Compensation	(3.4)	(3.8)	(3.8)
Accumulated Other Comprehensive Income, Net of Tax	21.9	8.1	8.1
Treasury Stock, at Cost	(84.1)	(61.1)	(61.1)

Total Shareholders’ Equity	779.7	770.0	770.0

Total Capitalization	$1,157.6	$1,025.9	$1,149.6

(1)	Actual at March 31, 2004 and December 31, 2003 includes $103.1 million in junior subordinated debentures issued by us in connection with the formation of Cullen/Frost Capital Trust I. With respect to Cullen/Frost Capital Trust II, the sole asset of the issuer trust is the junior subordinated debentures. The junior subordinated debentures held by the issuer trust will mature on March 1, 2034. We will initially own all of the common securities of the issuer trust. It is anticipated that the issuer trust will not be subject to the reporting requirements of the Securities Exchange Act. See “Accounting Treatment and Regulatory Capital Treatment.”

ACCOUNTING TREATMENT AND REGULATORY CAPITAL TREATMENT

As discussed above under “Risk Factors,” we adopted FIN 46—Revised in the fourth quarter of 2003. Accordingly, we de-consolidated our other issuer trust, Cullen/Frost Capital Trust I. This change has not had a material effect on our financial condition or results of operations.

For regulatory reporting purposes, the Federal Reserve Board has proposed a rule that would permit the continued inclusion of trust preferred securities, like the capital securities, in the Tier 1 regulatory capital of bank holding companies and has advised that trust preferred securities will continue to constitute Tier 1 regulatory capital until further notice even though such securities are not consolidated in bank holding company financial statements. Consistent with the Federal Reserve Board’s position, we continue to treat capital securities issued by our issuer trusts as Tier 1 regulatory capital. However, it is possible that the Federal Reserve Board may in the future conclude that trust preferred securities will no longer be treated as Tier 1 regulatory capital. If Tier 1 regulatory capital treatment were disallowed, then there would be a reduction in our consolidated capital ratios and we would be entitled to redeem the capital securities.

As of March 31, 2004 and as of December 31, 2003, on a pro forma basis, after giving effect to the offering of the capital securities, we had approximately $220 million in outstanding trust preferred securities that we treated as Tier 1 regulatory capital for purposes of the capital adequacy guidelines of the Federal Reserve Board.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. See “Where You Can Find More Information” for information on how you can obtain copies of the registration rights agreement and the letter of transmittal.

General

The issuer trust is offering to exchange its Floating Rate Capital Securities, Series A, which have been registered under the Securities Act and which we refer to as the “new capital securities,” for the issuer trust’s outstanding Floating Rate Capital Securities, Series A, which have not been so registered and which we refer to as the “old capital securities.”

In addition, as soon as practicable after the date of this prospectus, Cullen/Frost will exchange:

•	our guarantee of the old capital securities, which has not been registered under the Securities Act and which we refer to as the “old guarantee,” for a like guarantee of the new capital securities, which has been so registered and which we refer to as the “new guarantee;”

•	our Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, which have not been registered under the Securities Act and which we refer to as the “old junior subordinated debentures,” of which $123,712,000 aggregate principal amount is outstanding, for a like aggregate principal amount of our Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, which have been so registered and which we refer to as the “new junior subordinated debentures.”

In this prospectus, we refer to the new capital securities, the new junior subordinated debentures and the new guarantee as the “new securities,” and we refer to the old capital securities, the old junior subordinated debentures and the old guarantee as the “old securities.”

The terms of the new securities are substantially identical to the terms of the old securities, except that:

•	the new securities are registered under the Securities Act and certain transfer restrictions currently applicable to the old securities do not apply to the new securities.

•	the registration rights and additional distributions provisions currently applicable to the old capital securities do not apply to the new capital securities; and

•	the registration rights and additional interest provisions currently applicable to the old junior subordinated debentures do not apply to the new junior subordinated debentures.

Purpose and Effect of the Exchange Offer

The old capital securities were purchased on February 13, 2004 by Lehman Brothers Inc., which we refer to as the “initial purchaser.” The initial purchaser then offered the old capital securities for resale to “qualified institutional buyers” in compliance with Rule 144A under the Securities Act and to a limited number of institutional investors that are “accredited investors” within the meaning of Rule 501(a) under the Securities Act.

In connection with the sale of the old capital securities we entered into a registration rights agreement with the issuer trust and the initial purchaser, which we refer to as the “registration rights agreement.” The registration rights agreement obligates the issuer trust and us:

•	to use reasonable best efforts to file with the SEC under the Securities Act this exchange offer registration statement with respect to the new securities, to cause this registration statement to be declared effective under the Securities Act, to make an exchange offer for the old securities as described below and to keep the exchange offer open for at least 30 days; and

•	in limited circumstances, to file a shelf registration statement with respect to the old securities.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, which we refer to as the “exchange offer,” the issuer trust is offering to exchange up to $120,000,000 aggregate liquidation amount of new capital securities for a like aggregate liquidation amount of old capital securities properly tendered on or before the expiration date of the exchange offer and not properly withdrawn in accordance with the procedures described below.

Holders of old capital securities may tender their securities in whole or in part in liquidation amount of not less than $100,000 or a multiple of $1,000 in excess of $100,000. If any old capital securities are tendered in part, the untendered liquidation amount must be $100,000 or a multiple of $1,000 in excess of $100,000.

Except as described in the previous paragraph, the exchange offer is not conditioned upon any minimum liquidation amount of old capital securities being tendered.

Holders of old capital securities do not have any appraisal or dissenters’ rights in connection with the exchange offer. Old capital securities which are not tendered or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors” and “Description of Old Securities.”

If any tendered old capital securities are not accepted for exchange because of an invalid tender or otherwise, or if certificates are delivered for more old capital securities than are tendered, such unaccepted or non-tendered old capital securities will be returned, without expense, to the tendering holder of the securities promptly after the expiration date.

Holders of old capital securities who tender their securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Neither our board of directors nor any administrative trustee or any trustee of the issuer trust makes any recommendation to holders of old capital securities as to whether to tender or refrain from tendering all or any portion of their old capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old capital securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old capital securities to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements.

The exchange offer is not being made to, nor will we or the issuer trust accept tenders for exchange from, holders of old capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer, which we refer to as the “expiration date,” is 5:00 p.m., New York City time, on                 , 2004. If we and the issuer trust extend the expiration date, the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We and the issuer trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

•	to delay the acceptance of the old capital securities for exchange;

•	to terminate the exchange offer (whether or not any old capital securities have been accepted for exchange) if we and the issuer trust determine, in our sole and absolute discretion, that any of the events or conditions referred to under “—Conditions to the Exchange Offer” have occurred or exist or have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all old capital securities tendered pursuant to the exchange offer, subject, however, to the right of holders of old capital securities to withdraw their tendered old capital securities as described under “—Withdrawal Rights”; and

•	to waive any condition or otherwise amend the terms of the exchange offer in any respect.

If there is a delay in acceptance, termination, extension or amendment, we and the issuer trust will give oral or written notice to the exchange agent. In addition, we and the issuer trust will make a public announcement, which, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, we and the issuer trust intend to make such public announcement by issuing a release to an appropriate news agency.

If the exchange offer is amended in a manner determined by us and the issuer trust to constitute a material change, or if we and the issuer trust waive a material condition of the exchange offer, we and the issuer trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the old capital securities, and we and the issuer trust will extend the exchange offer to the extent required by applicable law.

Acceptance for Exchange and Issuance of New Capital Securities

Upon the terms and subject to the conditions of the exchange offer, the issuer trust will exchange, and will issue to the exchange agent, new capital securities for old capital securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under “—Withdrawal Rights”) promptly after the Expiration Date.

In all cases, delivery of new capital securities in exchange for old capital securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

•	old capital securities or a confirmation of a book-entry transfer of old capital securities into the exchange agent’s account at DTC, which we refer to as a “book-entry confirmation;”

•	the letter of transmittal (or facsimile thereof), or an agent’s message (as described under “—Procedures for Tendering Old Capital Securities”) in lieu of the letter of transmittal, properly completed and duly executed, with any required signature guarantees; and

•	any other documents required by the letter of transmittal.

Subject to the terms and conditions of the exchange offer, we and the issuer trust will be deemed to have accepted for exchange, and thereby exchanged, old capital securities validly tendered and not withdrawn, if and when we and the issuer trust give oral or written notice to the exchange agent of our acceptance of such old capital securities for exchange pursuant to the exchange offer. The exchange agent will act as agent for the issuer trust and us for the purpose of receiving tenders of old capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving old capital securities, letters of transmittal and related documents and transmitting new capital securities to validly tendering holders. The exchange will be made promptly after the expiration date.

If for any reason acceptance for exchange or the exchange of any old capital securities tendered pursuant to the exchange offer is delayed (whether before or after the issuer trust’s and our acceptance for exchange of old capital securities) or we and the issuer trust extend the exchange offer or are unable to accept for exchange or exchange old capital securities tendered pursuant to the exchange offer, then, without prejudice to our rights and those of the issuer trust, the exchange agent may, on behalf of the issuer trust and us and subject to applicable law, retain tendered old capital securities and such old capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under “—Withdrawal Rights.”

Pursuant to the letter of transmittal or agent’s message, a holder of old capital securities will represent and warrant in the letter of transmittal that:

•	it has full power and authority to tender, exchange, sell, assign and transfer old capital securities,

•	the issuer trust will acquire good, marketable and unencumbered title to the tendered old capital securities, free and clear of all liens, restrictions, charges and encumbrances, and

•	the old capital securities tendered for exchange are not subject to any adverse claims or proxies.

The holder will also agree that it will, upon request, execute and deliver any additional documents deemed by us, the issuer trust or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the old capital securities tendered pursuant to the exchange offer and will comply with its obligations under the registration rights agreement.

Procedures for Tendering Old Capital Securities

Valid Tender.    Except as set forth below, in order for old capital securities to be validly tendered pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof) or an agent’s message (as defined below), with any required signature guarantees and any other required documents, must be received by the exchange agent at one of its addresses set forth under “—Exchange Agent” on or prior to the expiration date and either:

•	tendered old capital securities must be received by the exchange agent;

•	old capital securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent; or

•	the guaranteed delivery procedures set forth below must be complied with.

The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a confirmation of a book-entry transfer, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states:

•	the aggregate principal amount of old capital securities that have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

If less than all of the old capital securities are tendered, a tendering holder should fill in the amount of old capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of old capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of old capital securities, the letter of transmittal and all other required documents or transmission of an agent’s message to the exchange agent is at the election and risk of the tendering holder of old capital securities, and the delivery will be deemed made only when actually received by the exchange agent.

If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. No letter of transmittal or old capital securities should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Book Entry Transfer.    The exchange agent will establish an account with respect to the old capital securities at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility system may make a book-entry delivery of the old capital securities by causing DTC to transfer such old capital securities into the exchange agent’s account at DTC in accordance with DTC’s electronic Automated Tender Offer Program procedures for transfers.

Although delivery of old capital securities may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal, or an agent’s message, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under “—Exchange Agent” on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

As mentioned above, no letter of transmittal or old capital securities should be sent to us or DTC. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Signature Guarantees.    Certificates for the old capital securities do not need to be endorsed and signature guarantees on the letter of transmittal are not necessary unless:

•	the registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	the old capital securities are tendered for the account of a person that is not an eligible institution (as defined below)

In the case of either of the bullet points above, the certificates for old capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by an eligible institution.

The term “eligible institution” means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution.”

Guaranteed Delivery.    Holders of old capital securities who wish to tender their old capital securities and (1) whose certificate (or certificates) representing the old capital securities is (or are) not immediately available, or (2) who cannot deliver the old capital securities, the letter of transmittal and all other required documents to the exchange agent on or prior to the expiration date or (3) who cannot complete the procedures for delivery of the old capital securities by book-entry transfer on or prior to the expiration date, may nevertheless tender the old capital securities if all of the following guaranteed delivery procedures are complied with:

•	the tender is made by or through an eligible institution;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to expiration date; and

•	the certificates (or a book-entry confirmation) representing all tendered old capital securities, in proper form for transfer, together with a letter of transmittal (or facsimile thereof), or an agent’s message, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of such notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent. It must include a guarantee by an eligible institution in the form set forth in such notice.

New capital securities will be delivered in exchange for old capital securities tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of:

•	old capital securities, or a book-entry confirmation with respect to such old capital securities;

•	a properly completed and duly executed letter of transmittal (or facsimile thereof) or an agent’s message; and

•	any required signature guarantees and any other documents required by the letter of transmittal.

Accordingly, new capital securities may not be delivered to all tendering holders of old capital securities at the same time, and will depend upon when the items listed above are received by the exchange agent.

The issuer trust’s and our acceptance for exchange of old capital securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, us and the issuer trust upon the terms and subject to the conditions of the exchange offer.

Determination of Validity.    All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered old capital securities will be determined by us and the issuer trust, in our sole discretion, which determination shall be final and binding on all parties. We and the issuer trust reserve the absolute right, in our sole discretion, to reject any and all tenders that we or the issuer trust determine not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to us or the issuer trust, be unlawful. We and the issuer trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under “—Conditions to the Exchange Offer” or any condition or irregularity in any tender of old capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

No tender of old capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. We, the issuer trust, any affiliates or assigns of ours or the issuer trust, the exchange agent or any other person shall not be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us and the issuer trust, proper evidence satisfactory to us and the issuer trust, in our sole discretion, of such person’s authority to so act must be submitted.

A beneficial owner of old capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

Withdrawal Rights

Except as otherwise provided herein, tenders of old capital securities may be withdrawn at any time on or prior to the expiration date.

In order for a withdrawal to be effective, a written notice of such withdrawal must be timely received by the exchange agent at one of its addresses set forth under “—Exchange Agent” on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the old capital securities to be withdrawn and the aggregate liquidation amount of old capital securities to be withdrawn. Furthermore, if certificates for such old capital securities have been tendered, the notice of withdrawal must specify the name of the registered holder of the old capital securities as set forth on the old capital securities, if different from that of the person who tendered such old capital securities.

If old capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such old capital securities, the tendering holder must submit the serial numbers shown on the particular old capital securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old capital securities tendered for the account of an eligible institution. If old capital securities have been tendered pursuant to the procedures for book-entry transfer set forth in “—Procedures for Tendering Old Capital Securities”, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of old capital securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission on or prior to the expiration date.

Withdrawals of tenders of old capital securities may not be rescinded. Old capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under “—Procedures for Tendering Old Capital Securities.”

All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us and the issuer trust, in our sole discretion, which determination shall be final and binding on all parties. Neither we, the issuer trust, any affiliates or assigns of ours or the issuer trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any old capital securities which have been tendered but which are withdrawn will be returned to the holder of such old capital securities promptly after withdrawal.

Distributions on New Capital Securities

Holders of old capital securities whose old capital securities are accepted for exchange will not receive accumulated distributions on such old capital securities for any period from and after the last distribution date to which distributions have been paid or provided for on such old capital securities prior to the original issue date of the new capital securities or, if no such distributions have been paid or provided for, will not receive any accumulated distributions on such old capital securities. In addition, holders of old capital securities will be deemed to have waived the right to receive any distributions on such old capital securities accumulated from and after such distribution date or, if no such distributions have been paid or provided for, from and after February 13, 2004.

Resales of New Capital Securities

We and the issuer trust are making the exchange offer for the old capital securities in reliance on the position of the staff of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the issuer trust sought our own interpretive letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties.

Based on the interpretations of the staff of the SEC, we and the issuer trust believe that holders of new capital securities issued pursuant to the exchange offer in exchange for old capital securities may offer for resale, resell and otherwise transfer such new capital securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such new capital securities are acquired in the ordinary course of such holder’s business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of such new capital securities (within the meaning of the Securities Act). However, any holder of old capital securities who is an “affiliate” of ours or the issuer trust within the meaning of Rule 405 under the Securities Act or who intends to participate in the exchange offer for the purpose of participating in a distribution of the capital securities, or any broker-dealer that purchased old capital securities from the issuer trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender such old capital securities in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such old capital securities unless such sale is made pursuant to an exemption from such requirements.

In addition, as described below, a broker-dealer that holds old capital securities acquired for its own account as a result of market-making or other trading activities, which we refer to as a “participating broker-dealer,” must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new capital securities.

In light of the foregoing requirements, each holder of old capital securities who wishes to exchange old capital securities for new capital securities in the exchange offer will be required to represent that:

•	any new capital securities to be received by it are being acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in a distribution of such new capital securities, and it is not engaged in, and does not intend to engage in, a distribution of such new capital securities (in each case, within the meaning of the Securities Act);

•	it is not an “affiliate” of ours or the issuer trust; and

•	it is not a broker-dealer that purchased old capital securities from the issuer trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act.

In addition, each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an agent’s message that it acquired the old capital securities for its own account as a result of market-making activities or other trading activities. Furthermore, each participating broker-dealer must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Based on the position taken by the staff of the SEC in the interpretive letters referred to above, we and the issuer trust believe that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new capital securities received upon exchange of such old capital securities with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such new capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of new capital securities received in exchange for old capital securities where such old capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the issuer trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such new capital securities for a period ending 180 days after the expiration date or, if earlier, when all such new capital securities have been disposed of by such participating broker-dealer. See “Plan of Distribution.”

Each participating broker-dealer who surrenders old capital securities pursuant to the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that, upon receipt of notice from us or the issuer trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of new capital securities (or the guarantee or the junior subordinated debentures, as applicable) pursuant to this prospectus until we or the issuer trust have amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such participating broker-dealer or we or the issuer trust have given notice that the sale of the new capital securities (or the new guarantee or the new junior subordinated debentures, as applicable) may be resumed, as the case may be.

Conditions to the Exchange Offer

We and the issuer trust will not be required to accept for exchange, or to exchange, any old capital securities for any new capital securities, and, as described below, may terminate the exchange offer (whether or not any old capital securities have been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied:

•	there has occurred a change in the current interpretation by the staff of the SEC that permits the new capital securities issued pursuant to the exchange offer in exchange for old capital securities to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an “affiliate” of ours or the issuer trust within the meaning of Rule 405 under the Securities Act or which is a broker-dealer and) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such new capital securities are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such new capital securities;

•	any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in the issuer trust’s or our judgment, would reasonably be expected to impair the ability of the issuer trust or us to proceed with the exchange offer;

•	any law, statute, rule or regulation shall have been adopted, enacted or proposed which, in the issuer trust’s or our judgment, would reasonably be expected to impair the ability of the issuer trust or us to proceed with the exchange offer or might otherwise adversely affect our business or financial affairs;

•	a banking moratorium shall have been declared by United States federal or Texas or New York State authorities which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the issuer trust’s or our judgment, would reasonably be expected to impair the ability of the issuer trust or us to proceed with the exchange offer;

•	a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings have been initiated or, to the knowledge of us or the issuer trust, threatened for that purpose any governmental approval has not been obtained, which approval we or the issuer trust, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby;

•	any change, or any development involving a prospective change, in the business or financial affairs of the issuer trust or us or any of our subsidiaries has occurred which, in the sole judgment of the issuer trust or us, might impair the ability of the issuer trust or us to proceed with the exchange offer or might adversely affect our business or financial affairs; or

•	we have received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of the consummation of the exchange offer, there is more than an insubstantial risk that:

•	the issuer trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

•	interest payable by us on the junior subordinated debentures is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the issuer trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges;

If we or the issuer trust determine in our sole discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we or the issuer trust may, subject to applicable law, terminate the exchange offer (whether or not any old capital securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we or the issuer trust will promptly disclose such waiver by means of an amended or supplemented prospectus that will be distributed to the registered holders of the old capital securities, and we and the issuer trust will extend the exchange offer to the extent required by applicable law.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange offer, and we refer to it in this capacity as the “exchange agent.” Delivery of letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

By Hand or Overnight Delivery:	Facsimile Transmissions:	By Registered or Certified Mail:
The Bank of New York	(Eligible Institutions Only)	The Bank of New York
101 Barclay Street,	(212) 298-1915	101 Barclay Street, Floor 7E
Corporate Trust Services Window,		New York, New York 10286
Ground Level		Attention: Reorganization Section,
New York, New York 10286		Bernard Arsenec
Attention: Reorganization Section,
Bernard Arsenec

To Confirm by Telephone or for Information Call:
(212) 815-5098

Delivery to an address or facsimile number other than as set forth above will not constitute a valid delivery.

Fees and Expenses

We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old capital securities, and in handling or tendering for their customers.

Holders who tender their old capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, new capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of old capital securities in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Neither we nor the issuer trust will make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

DESCRIPTION OF NEW CAPITAL SECURITIES

The old capital securities were and the new capital securities will be issued by the issuer trust under the trust agreement. In this prospectus, we refer to the old capital securities and the new capital securities as the “capital securities.” The new capital securities will represent beneficial interests in the assets of the issuer trust and the holders thereof will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities, as well as other benefits as described in the trust agreement.

The following summary of certain terms and provisions of the new capital securities and the trust agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the new capital securities and the trust agreement, including the definitions of terms therein. The trust agreement is filed as an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the trust agreement. Upon effectiveness of the registration statement, the trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.

General

The old capital securities were initially issued in the aggregate liquidation amount of $120,000,000 (120,000 old capital securities), and a like amount of new capital securities will be issued in exchange for the old capital securities as described in this prospectus. The new capital securities and any old capital securities that remain outstanding after the consummation of the exchange offer will constitute a single series of capital securities under the trust agreement. Accordingly, new capital securities and old capital securities will vote as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount of such securities have taken certain actions or exercised certain rights under the trust agreement.

Simultaneously with the issuance of the old capital securities, the trust also issued common securities, which we refer to as the “common securities,” in the aggregate liquidation amount of $3,712,000 (3,712 common securities). We own all of the outstanding common securities. The common securities will rank equally and will be paid pro rata with the capital securities, except as described under “—Subordination of Common Securities.”

The property trustee will hold the new junior subordinated debentures in trust for the benefit of the issuer trust and the holders of the trust securities. The old guarantee is and the new guarantee will be a guarantee on a subordinated basis with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the issuer trust does not have funds on hand available to make such payments. See “Description of New Guarantee.”

Distributions

Each new capital security will be entitled to cash distributions, which we refer to as “distributions,” in respect of the liquidation amount of $1,000 per new capital security. Distributions will be payable at a rate per annum equal to the “distribution rate,” which means a rate per annum equal to:

•	three-month LIBOR (as defined below),

plus

•	a margin of 1.55%, except that in no event will it exceed the highest rate of interest that can be charged, collected or received under applicable law.

Distributions will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. However, if any date on which distributions are payable, which we refer to as a “distribution date,” is not a payment business day (as defined below), the distribution date will be the next succeeding day that is a payment business day unless such day falls in the next calendar month, in which case the distribution date will be the immediately preceding payment business day.

The first distribution date for the new capital securities will be June 1, 2004. Distributions will be payable to the holders of the new capital securities at the close of business on the fifteenth day (whether or not a business day) next preceding the relevant distribution date. Distributions on the new capital securities will be cumulative and will accumulate from the date of initial issuance of the old capital securities, which was February 13, 2004. For each distribution period (as defined below), the amount of distributions payable will be computed on the basis of a 360-day year and the actual days elapsed. The distribution rate and the amount of distributions payable in respect of each distribution period will be determined by The Bank of New York, which we refer to in this capacity as the “calculation agent.”

The term “distribution period” means the period beginning on, and including, the date of initial issuance of the old capital securities and ending on, but excluding, the first distribution date and each successive period beginning on, and including, a distribution date and ending on, but excluding, the next succeeding distribution date.

The term “payment business day” means a day that is a London business day and a business day. A “London business day” means a day other than a Saturday or Sunday on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market. A “business day” means a day other than:

•	a Saturday or Sunday;

•	a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed; or

•	a day on which the property trustee’s corporate trust office or the corporate trust office of the debenture trustee is closed for business.

The term “three-month LIBOR” means, with respect to a distribution period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the second London business day immediately preceding the first day of such distribution period. The term “Telerate Page 3750” means the display on Bridge Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.

If three-month LIBOR cannot be determined as described above, the calculation agent, upon consultation with us, will select four major banks in the London interbank market. The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of such dividend period. These quotations will be for deposits in U.S. dollars for a three-month period. Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, three-month LIBOR for the distribution period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the calculation agent, upon consultation with us, will select three major banks in New York City and will then determine LIBOR for the distribution period as the arithmetic mean of rates quoted by those three major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the second London business day immediately preceding the first day of such distribution period. The rates quoted will be for loans in U.S. dollars, for a three-month period. Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time. If fewer than three New York City banks selected by the calculation agent are quoting rates, three-months LIBOR for the applicable period will be the same as for the immediately preceding distribution period.

Deferral of Distributions

If no debenture event of default has occurred and is continuing, we have the right under the junior subordinated indenture to defer the payment of interest on the new junior subordinated debentures at any time or from time to time for a period, which we refer to as an “extension period,” not exceeding 20 consecutive quarterly periods with respect to each extension period. No extension period, however, may extend beyond the stated maturity of the new junior subordinated debentures.

As a consequence of any extension period, quarterly distributions on the new capital securities will be deferred by the issuer trust during the term of the extension period. Distributions to which holders of the new capital securities are entitled will accumulate additional distributions thereon at the distribution rate, compounded quarterly from the relevant payment date for such distributions, computed on the basis of a 360-day year and the actual days elapsed. The term “distributions” as used herein shall include any such additional distributions.

During an extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the new junior subordinated debentures;

•	make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks pari passu in all respects with or junior in interest to the new junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of any of our subsidiaries) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal with or junior to such stock.

Prior to the end of an extension period, we may further defer the payment of interest, provided that no debenture event of default has occurred and is continuing and provided further that no extension period may:

•	exceed 20 consecutive quarterly periods;

•	extend beyond the stated maturity of the new junior subordinated debentures; or

•	end on a date other than an interest payment date with respect to the new junior subordinated debentures.

At the end of any extension period and the payment of all amounts then due, we may elect to begin a new extension period, subject to the conditions described above. There is no limitation on the number of times that we may elect to begin an extension period. See “Description of New Junior Subordinated Debentures—Option To Extend Interest Payment Period” and “Certain Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the new junior subordinated debentures.

The revenue of the issuer trust available for distribution to holders of the new capital securities will be limited to payments under the junior subordinated debentures. See “Description of New Junior Subordinated Debentures.” If we do not make payments on the junior subordinated debentures, the issuer trust may not have funds available to pay distributions or other amounts payable on the new capital securities. The payment of distributions and other amounts payable on the new capital securities (if and to the extent the issuer trust has funds legally available for and cash sufficient to make such payments) will be guaranteed by us on a limited basis as set forth herein under “Description of New Guarantee.”

Redemption

At the time of repayment or redemption of the new junior subordinated debentures, whether in whole at the stated maturity of the junior subordinated debentures or in whole or in part upon earlier redemption as provided in the junior subordinated indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the trust securities. Such redemption will be upon not less than 30 nor more than 60 days’ notice, at a redemption price, which we refer to as the “redemption price,” equal to the aggregate liquidation amount (as defined below) of such trust securities plus accumulated but unpaid distributions thereon to the date of redemption. If less than all of the new junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the capital securities and the common securities.

We have the right to redeem the new junior subordinated debentures:

•	on or after March 1, 2009, in whole at any time or in part from time to time, or

•	prior to March 1, 2009 in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a tax event or capital treatment event,

in each case, subject to receipt of prior approval by the Federal Reserve Board, if then required under applicable Federal Reserve Board guidelines or policies. See “Description of New Junior Subordinated Debentures—Redemption.”

If a tax event has occurred and is continuing, we will pay additional sums (as defined below), if any, on the new junior subordinated debentures.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the issuer trust on the outstanding capital securities and common securities of the issuer trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the issuer trust has become subject as a result of a tax event. Additional sums will not, however, include any withholding taxes arising after the occurrence of a tax event which have been withheld from payments to securityholders and for which securityholders are liable.

The term “like amount” means:

•	with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of new junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture allocated to the common securities and to the capital securities based upon the relative liquidation amounts of such classes; and

•	with respect to a distribution of new junior subordinated debentures to holders of trust securities in connection with a dissolution or liquidation of the issuer trust, new junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debentures are distributed.

The term “liquidation amount” means the stated amount of $1,000 per trust security.

Redemption Procedures

New capital securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the new junior subordinated debentures. Redemptions of the new capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the issuer trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”

If the issuer trust gives a notice of redemption in respect of the new capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, while the new capital securities are in book-entry form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the new capital securities. If the new capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the new capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the new capital securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any new capital securities called for redemption will be payable to the holders of the new capital securities on the relevant record dates for the related distribution dates.

If notice of redemption has been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of new capital securities so called for redemption will cease, except the right of the holders of the new capital securities to receive the redemption price, but without interest on such redemption price, and such new capital securities will cease to be outstanding.

If any date fixed for redemption of new capital securities is not a payment business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a payment business day unless such day falls in the next calendar month, in which case such payment will be made on the immediately preceding payment business day.

In the event that payment of the redemption price in respect of new capital securities called for redemption is improperly withheld or refused and not paid either by the issuer trust or by us pursuant to the guarantee as described under “Description of New Guarantee,” distributions on such new capital securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the issuer trust for such new capital securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities laws), we or our subsidiaries may at any time and from time to time purchase outstanding new capital securities by tender, in the open market or by private agreement, and may resell such securities.

If less than all of the capital securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such capital securities and common securities to be redeemed will be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The particular capital securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, or if the capital securities are then held in book-entry form, in accordance with DTC’s customary procedures, provided, in each case, that each holder of any capital securities has at least 100 capital securities remaining after the redemption. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of new capital securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the new junior subordinated debentures, on and after the redemption date interest will cease to accrue on the new junior subordinated debentures or portions thereof (and, unless payment of the redemption price in respect of the new capital securities is withheld or refused and not paid either by the issuer trust or us pursuant to the guarantee, distributions will cease to accumulate on the new capital securities or portions thereof) called for redemption.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, the capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the new junior subordinated debentures when due, no payment of any distribution on, or redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding capital securities then called for redemption, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

In the case of any event of default under the trust agreement resulting from a debenture event of default, the holders of the common securities will be deemed to have waived any right to act with respect to the event of default until the effect of all such events of default with respect to the capital securities have been cured, waived or otherwise eliminated. See “—Events of Default; Notice” and “Description of New Junior Subordinated Debentures—Debenture Events of Default.” Until all such events of default under the trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Termination

The amount payable on the new capital securities in the event of any liquidation of the issuer trust is $1,000 per new capital security plus accumulated and unpaid distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in new junior subordinated debentures.

As holder of all of the outstanding common securities, we have the right at any time to terminate the issuer trust and, after satisfaction of liabilities to creditors of the issuer trust as provided by applicable law, cause the new junior subordinated debentures to be distributed to the holders of the capital securities and common securities in liquidation of the issuer trust. We have committed to the Federal Reserve Board that, so long as we (or an affiliate of ours) is a holder of the common securities, we will not exercise such right without having received the prior approval of the Federal Reserve Board to do so, if then required under applicable Federal Reserve Board capital guidelines or policies.

Pursuant to the trust agreement, the issuer trust will automatically terminate on March 1, 2035 or, if earlier, will terminate on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Cullen/Frost;

•	the distribution of a like amount of the junior subordinated debentures to the holders of the trust securities, if the holder of common securities has given written direction to the property trustee to terminate the issuer trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of common securities);

•	redemption of all of the trust securities as described under “—Redemption”; and

•	the entry of an order for the dissolution of the issuer trust by a court of competent jurisdiction.

If termination of the issuer trust occurs automatically upon expiration of its term, or as described in the first, second or fourth bullet points above, the issuer trust will be liquidated by the property trustee by distributing, after satisfaction of liabilities to creditors of the issuer trust as provided by applicable law, to the holders of such trust securities a like amount of the new junior subordinated debentures. If the distribution is deemed not to be practical, or if an event described in the third bullet point above occurs, the holders of trust securities will be entitled to receive out of the assets of the issuer trust available for distribution to holders, after satisfaction of liabilities to creditors of the issuer trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment, which we refer to as the “liquidation distribution”. If the liquidation distribution can be paid only in part because the issuer trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the issuer trust on the capital securities will be paid on a pro rata basis (based upon liquidation amounts). The holders of the common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the new junior subordinated debentures when due, the capital securities will have a priority over the common securities.

Notice of liquidation will be mailed at least 30 days but not more than 60 days before the liquidation date to each registered holder of capital securities at its address appearing on the securities register for the trust securities. After the liquidation date fixed for any distribution of new junior subordinated debentures:

•	the capital securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the registered holder of the capital securities, will receive a registered global certificate or certificates representing the new junior subordinated debentures to be delivered upon such distribution with respect to capital securities held by DTC or its nominee;

•	any certificates representing the capital securities not held by DTC or its nominee will be deemed to represent the new junior subordinated debentures having a principal amount equal to the stated liquidation amount of the capital securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the capital securities until such certificates are presented to the security registrar for the trust securities for transfer or reissuance; and

•	all rights of holders of capital securities will cease, except the right of such holders to receive new junior subordinated debentures upon surrender of certificates representing capital securities.

If we do not redeem the new junior subordinated debentures prior to maturity and the issuer trust is not liquidated and the new junior subordinated debentures are not distributed to holders of the new capital securities, the new capital securities will remain outstanding until the repayment of the new junior subordinated debentures and the distribution of the liquidation distribution to the holders of the new capital securities.

There can be no assurance as to the market prices for the new capital securities or the new junior subordinated debentures that may be distributed in exchange for new capital securities if a termination and liquidation of the issuer trust were to occur. Accordingly, the new capital securities or the junior subordinated debentures that an investor may receive on dissolution and liquidation of the issuer trust, may trade at a discount.

Events of Default; Notice

Under the trust agreement, any one of the following events constitutes an “event of default” with respect to the new capital securities (whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

•	the occurrence of a debenture event of default (see “Description of New Junior Subordinated Debentures—Debenture Events of Default”); or

•	default by the issuer trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

•	default by the issuer trust in the payment of the redemption price of any trust security when it becomes due and payable; or

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in the trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt within the second or third bullet points above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the issuer trustees and us by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee if a successor property trustee has not been appointed within 90 days thereof.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of trust securities and the administrative trustees, unless the event of default has been cured or waived. The property trustee will not be deemed to have knowledge of any event of default unless the property trustee has received written notice to that effect or an officer of the property trustee charged with the administration of the trust agreement has obtained actual knowledge of the event of default. We, as depositor, and the administrative trustees are each required to file annually with the property trustee a certificate in compliance with our respective conditions and covenants under the trust agreement.

If a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the new junior subordinated debentures when due, the capital securities will have a preference over the common securities with respect to payments of any amounts in respect of the capital securities as described above. See “—Subordination of Common Securities,” “—Liquidation Distribution Upon Termination” and “Description of New Junior Subordinated Debentures—Debenture Events of Default.”

The existence of an event of default does not entitle the holders of new capital securities to accelerate the maturity of the new capital securities.

Removal of Issuer Trustees; Appointment of Successors

Unless a debenture event of default shall have occurred and be continuing, the property trustee or the Delaware trustee, or both of them may be removed at any time by us. If a debenture event of default shall have occurred and be continuing, the property trustee or the Delaware trustee, or both of them, may be removed at such time by vote of the holders of a majority in liquidation amount of the capital securities. An administrative trustee may be removed by us at any time.

If any issuer trustee shall resign, be removed or become incapable of acting as an issuer trustee, or if a vacancy shall occur in the office of any issuer trustee for any cause, at a time when no debenture event of default has occurred and is continuing, we will promptly appoint a successor issuer trustee. If the property trustee or the Delaware trustee shall resign, be removed or become incapable of continuing to act as the property trustee or the Delaware trustee, as the case may be, at a time when a debenture event of default has occurred and is continuing, the holders of the capital securities, by vote of the holders of a majority in liquidation amount of the capital securities, shall promptly appoint a successor trustee. If an administrative trustee shall resign, be removed or become incapable of acting as administrative trustee, we will promptly appoint a successor administrative trustee. If no successor issuer trustee shall have been so appointed by us or the holders of the capital securities and accepted appointment, any holder of capital securities who has been a holder of capital securities for at least six months may petition any court of competent jurisdiction for the appointment of a successor issuer trustee.

Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000.

No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Issuer Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of the trustee under the trust agreement, provided the entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

The issuer trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the trust agreement. The issuer trust may, at the request of the holders of the common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as:

•	the successor entity either:

•	expressly assumes all of the obligations of the issuer trust with respect to the capital securities; or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities, which we refer to as the “successor securities,” so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the new junior subordinated debentures,

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the issuer trust,

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the issuer trust has received an opinion from independent counsel experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the issuer trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

•	we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the issuer trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the issuer trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “—Removal of Issuer Trustees; Appointment of Successors” and “Description of New Guarantee—Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of the new capital securities will have no voting rights.

The trust agreement may be amended from time to time by the holders of all of the common securities and the property trustee, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities; or

•	to modify, eliminate or add to any provisions of the trust agreement to such extent as may be necessary to ensure that the issuer trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the issuer trust will not be required to register as an “investment company” under the Investment Company Act.

The trust agreement may be amended by the holders of all of the common securities, the Delaware trustee and the property trustee with:

•	the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding capital securities; and

•	receipt by the issuer trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the issuer trust’s status as a grantor trust for United States federal income tax purposes or cause the issuer trust to be classified as a corporation for United States federal income tax purposes or affect the issuer trust’s exemption from status as an “investment company” under the Investment Company Act;

provided that, without the consent of each affected holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the issuer trust, the property trustee will not take any of the following actions without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under Section 5.13 of the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the junior subordinated debentures will be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the junior subordinated debentures, where such consent shall be required;

provided that if a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent will be given by the property trustee without the prior consent of each holder of the capital securities.

The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, before taking any of the foregoing actions, the property trustee will receive an opinion of counsel experienced in such matters to the effect that the issuer trust will not be taxable as a corporation or as other than a grantor trust for United States federal income tax purposes on account of such action.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of capital securities will be required to redeem and cancel Capital Securities in accordance with the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the issuer trustees or any affiliate of ours or any issuer trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry, Delivery and Form

The new capital securities will be issued in fully registered form in minimum blocks of at least 100 (representing a minimum of $100,000 aggregate liquidation amount) and the new capital securities must at all times be held in blocks of at least 100. Any attempted transfer, sale or other disposition of the new capital securities in a block having a liquidation amount less than $100,000 will be deemed to be void and of no legal effect whatsoever.

Upon issuance, the new capital securities will be evidenced by one or more global securities, which we refer to as “global capital securities.” Each global capital security will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., which we refer to as “Cede,” as DTC’s nominee. Beneficial interests in the global capital securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

DTC has advised us as follows:

•	DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates.

•	Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of such participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

•	Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, which we refer to as “indirect participants.” Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer or ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the global capital securities, DTC will credit the accounts of participants with portions of the liquidation amount of the global capital securities; and

•	ownership of such interests in the global capital securities will be shown on, and the transfer or ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global capital securities).

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in new capital securities represented by the global capital securities to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global capital securities to such persons may be limited.

So long as DTC or its nominee is the registered holder of the global capital securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the new capital securities represented by the global capital securities for all purposes under the trust agreement. Except as provided below, owners of beneficial interests in the global capital securities will not be entitled to have any of the individual new capital securities represented by the global capital securities registered in their names, will not receive or be entitled to receive physical delivery of any such new capital securities in definitive form and will not be considered the owners or holders thereof under the trust agreement.

Neither we nor the issuer trustees (or any administrative trustee, securities registrar, paying agent or exchange agent under the trust agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global capital securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment of distributions on, and the redemption price of, the global capital securities will be made to Cede, as the registered holder of the global capital securities, by wire transfer of immediately available funds on each distribution date or redemption date. DTC has advised us and the issuer trust that its practice is to credit participants’ accounts on the payment date in accordance with their respective holdings shown on its records unless it has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be the responsibility of such participants, as is the case with securities held for the accounts of customers registered in “street name.”

DTC has advised us and the issuer trust that it will take any action permitted to be taken by a holder of new capital securities only at the direction of one or more participants to whose account with DTC interests in the global capital securities are credited and only in respect of the aggregate liquidation amount of the new capital securities represented by the global capital securities as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global capital securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

The global capital securities are exchangeable for definitive new capital securities in registered certificated form only if:

•	DTC advises us and the property trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the global capital securities, and the property trustee is unable to locate a qualified successor within 90 days;

•	the issuer trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of a debenture event of default.

In all cases, certificated new capital securities delivered in exchange for any global capital security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

Payment and Paying Agency

Payments in respect of the new capital securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, if the new capital securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the trust securities. The paying agent, in respect of the trust securities, which we refer to as the “paying agent,” will initially be The Bank of New York and any co-paying agent chosen by such paying agent and acceptable to the administrative trustees. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and the administrative trustees. If The Bank of New York is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the administrative trustees) to act as paying agent.

Registrar and Transfer Agent

The Bank of New York will act as registrar and transfer agent for the new capital securities.

Registration of transfers of new capital securities will be effected without charge by or on behalf of the issuer trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The issuer trust will not be required to register or cause to be registered the transfer of the new capital securities after the new capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of new capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

For information concerning the relationships between The Bank of New York, the property trustee, and us, see “Description of New Junior Subordinated Debentures—Information Concerning the Debenture Trustee.”

Inspection of Trust Records; Reports by Property Trustee

Upon reasonable notice to the administrative trustees and the property trustee, the records of the issuer trust shall be open to inspection by any holder of trust securities during normal business hours for any purpose reasonably related to such holder’s interest as a holder of trust securities.

Within 60 days after December 31 of each year commencing with December 31, 2004, the property trustee shall transmit to all holders of trust securities and to us a brief report dated as of the immediately preceding December 31 with respect to:

•	its eligibility under the trust agreement and the Trust Indenture Act or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under each, a written statement to such effect;

•	a statement that the property trustee has complied with all of its obligations under the trust agreement during the twelve-month period (or, in the case of the initial report, the period since the date of issuance of the old capital securities) ending with such December 31 or, if the property trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

•	any change in the property and funds in its possession as property trustee since the date of its last report and any action taken by the property trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the trust securities.

Governing Law

The trust agreement and the rights and obligations of each of the trust securities holders, the issuer trust, us, as depositor, the issuer trustees and the administrative trustees with respect to the trust agreement and the trust securities shall be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees and the property trustee are authorized and directed to conduct the affairs of and to operate the issuer trust in such a way that it will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of Cullen/Frost for United States federal income tax purposes. In addition, the administrative trustees, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the issuer trust or the trust agreement, that the administrative trustees, the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the capital securities.

The receipt and acceptance of a trust security or any interest therein by or on behalf of a holder or any beneficial owner, without any signature or further manifestation of assent, shall constitute the unconditional acceptance by the holder and all others having a beneficial interest in such trust security of all the terms and provisions of the trust agreement, the guarantee and the junior subordinated indenture, and agreement to the subordination provisions and other terms of the guarantee and the junior subordinated indenture, and shall constitute the agreement of the issuer trust, such holder and such others that the terms and provisions of the trust agreement will be binding, operative and effective as between the issuer trust and such holder and such others.

Each holder of new capital securities will be deemed to have agreed not to hold us, the property trustee, the Delaware trustee or the administrative trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Holders of the new capital securities have no preemptive or similar rights.

The issuer trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

The old junior subordinated debentures were and the new junior subordinated debentures will be issued under the junior subordinated indenture. In this prospectus, we refer to the old junior subordinated debentures and the new junior subordinated debentures as the “junior subordinated debentures.” The Bank of New York will act as trustee under the junior subordinated indenture, and we refer to it in this capacity as the “debenture trustee.”

The following summary of certain terms and provisions of the new junior subordinated debentures and the junior subordinated indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated indenture, including the definition of terms therein. The junior subordinated indenture is filed as an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture. Upon effectiveness of the registration statement, the junior subordinated indenture will be qualified under the Trust Indenture Act.

General

Concurrently with the issuance of the old capital securities, the issuer trust invested the proceeds thereof, together with the consideration paid by us for the common securities, in the old junior subordinated debentures issued by us. Pursuant to the exchange offer, we will exchange the old junior subordinated debentures for the new junior subordinated debentures as soon as practicable after the date of this prospectus. No old junior subordinated debentures will remain outstanding after such exchange.

The new junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all of our senior indebtedness. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the new junior subordinated debentures to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our principal source of funds to satisfy our obligations under the new junior subordinated debentures and the new guarantee are our subsidiaries. There are various legal limitations on the extent to which our subsidiaries may extend credit, pay dividends or otherwise supply funds to us or certain of our other subsidiaries. Accordingly, the new junior subordinated debentures will effectively be subordinated to all existing and future liabilities of our subsidiaries, and holders of new junior subordinated debentures should look only to our assets for payments on the new junior subordinated debentures. See “Cullen/Frost Bankers, Inc.” The junior subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt by us including senior indebtedness, whether under the junior subordinated indenture or any existing or other indenture that we may enter into in the future or otherwise. See “—Subordination.”

The new junior subordinated debentures will mature on March 1, 2034, which we refer to as the “stated maturity.”

Interest Rate

The new junior subordinated debentures will bear interest, accruing from the date of initial issuance of the old junior subordinated debentures, at the interest rate (as defined below) applied to the principal amount of the new junior subordinated debentures. Interest will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. However, if any date on which interest is payable, which we refer to as an “interest payment date,” is not a payment business day, the interest payment date will be the next succeeding day that is a payment business day unless such day falls in the next calendar month, in which case the interest payment date will be the immediately preceding payment business day.

The first interest payment date for the new junior subordinated debentures will be June 1, 2004. Interest will be payable to the person in whose name each new junior subordinated debenture is registered at the close of business on the fifteenth day (whether or not a business day) next preceding the relevant interest payment date. For each interest period (as defined below), the amount of interest payable will be computed on the basis of a 360-day year and the actual days elapsed. The interest rate and the amount of interest payable in respect of each interest period will be determined by the calculation agent in the same manner as the distribution rate and the amount of distributions payable in respect of each distribution period, as described under “Description of New Capital Securities—Distributions.”

Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate per annum of equal to the interest rate, compounded quarterly and computed on the basis of a 360-day year and the actual days elapsed. The term “interest” as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums, as applicable.

The term “interest period” means the period beginning on, and including, the date of initial issuance of the old junior subordinated debentures and ending on, but excluding, the first interest payment date, and each successive period beginning on, and including, an interest payment date and ending on, but excluding, the next succeeding interest payment date.

The term “interest rate” means a rate per annum equal to:

•	three-month LIBOR,

plus

•	a margin of 1.55%, except that in no event will it exceed the highest rate of interest that can be charged, collected or received under applicable law.

Option to Extend Interest Payment Period

If no debenture event of default has occurred and is continuing, we have the right at any time during the term of the new junior subordinated debentures to defer the payment of interest at any time or from time to time for an extension period not exceeding 20 consecutive quarterly periods with respect to each extension period. No extension period, however, may extend beyond the stated maturity of the new junior subordinated debentures.

No interest will be due and payable during an extension period, except at the end of the extension period. At the end of an extension period, we must pay all interest then accrued and unpaid (together with interest thereon at the annual rate equal to the interest rate, compounded quarterly and computed on the basis of a 360-day year and the actual days elapsed, to the extent permitted by applicable law). Should an extension period occur, interest will continue to accrue on the new junior subordinated debentures, and holders of new junior subordinated debentures (or holders of new capital securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See “Certain Federal Income Tax Consequences—Interest Income and Original Issue Discount.”

During an extension period, we may not:

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally in all respects with or junior in interest to the new junior subordinated debentures;

•	make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally in all respects with or junior in interest to the new junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of any of our subsidiaries) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Prior to the end of an extension period, we may further defer the payment of interest, provided that no event of default has occurred and is continuing and provided further that no extension period may:

•	exceed 20 consecutive quarterly periods;

•	extend beyond the stated maturity; or

•	end on a date other than an interest payment date.

At the end of any extension period, and upon the payment of all amounts then due, we may elect to begin a new extension period subject to the conditions described above. There is no limitation on the number of times that we may elect to begin an extension period.

We must give the issuer trustees notice of our election to begin a new extension period at least five business days prior to the earlier of:

•	the date the distributions on the new capital securities would have been payable but for the election to begin such extension period; and

•	the date the property trustee is required to give notice to holders of the new capital securities of the record date or the date such distributions are payable.

The property trustee will give notice of our election to begin a new extension period to the holders of the new capital securities.

Redemption

The new junior subordinated debentures are redeemable prior to maturity at our option:

•	on or after March 1, 2009, in whole at any time or in part from time to time on any interest payment date; or

•	prior to March 1, 2009, in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a tax event (as defined below) or capital treatment event (as defined below).

In each of the cases described above, the redemption price for the new junior subordinated debentures will be equal to 100% of the principal amount of the new junior subordinated debentures to be redeemed plus accrued and unpaid interest, including any additional interest, to the redemption date. The proceeds of any redemption will be used by the issuer trust to redeem a like amount of the capital securities.

We have committed to the Federal Reserve that we will not exercise our right to redeem the new junior subordinated debentures prior to the stated maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

The term “capital treatment event” means, with respect to the issuer trust and the capital securities, the reasonable determination by us that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement, action or decision is announced on or after February 6, 2004, there is more than an insubstantial risk that we will not be entitled to include the full liquidation amount of the capital securities in our “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to us. If such an amendment, change, pronouncement, action or decision effects or changes a limit on the amount of securities such as the capital securities that can be treated as “Tier 1 capital,” then, in determining the risk that we will not be entitled to include the full liquidation amount of the capital securities in its “Tier 1 capital” (or the then equivalent thereof), we will assume that our existing capital securities designated as the “8.42% Capital Securities, Series A” will first be used to satisfy (i.e., count towards) any such limit.

The term “tax event” means:

•	with respect to new junior subordinated debentures held by the issuer trust, the receipt by the issuer trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such prospective change, pronouncement or decision is announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk that:

•	the issuer trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the new junior subordinated debentures,

•	interest payable by us on the new junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes or

•	the issuer trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

•

with respect to new junior subordinated debentures which are no longer held by the issuer trust, the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the junior subordinated debentures under the new junior subordinated indenture, there is more than an insubstantial risk that interest payable by us on the junior subordinated debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

Additional Sums

We have covenanted in the junior subordinated indenture that, if and for so long as (1) the issuer trust is the holder of all new junior subordinated debentures and (2) the issuer trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, we will pay additional sums on the new junior subordinated debentures. See “Description of New Capital Securities—Redemption.”

Registration, Denomination and Transfer

The new junior subordinated debentures will initially be registered in the name of the property trustee, as trustee of the issuer trust. If the new junior subordinated debentures are distributed to holders of new capital securities, it is anticipated that the depositary arrangements for the new junior subordinated debentures will be substantially identical to those in effect for the new capital securities. See “Description of New Capital Securities—Book-Entry, Delivery and Form.”

Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days of receipt of notice from DTC to such effect, we will cause the new junior subordinated debentures to be issued in definitive form.

Payments on new junior subordinated debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the new junior subordinated debentures, as described under “Description of the New Capital Securities—Book-Entry, Delivery and Form.” If new junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the new junior subordinated debentures will be registrable, and new junior subordinated debentures will be exchangeable for new junior subordinated debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the debenture trustee or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest will be made by check mailed to the address of the persons entitled thereto or by wire transfer.

The new junior subordinated debentures will be issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. New junior subordinated debentures will be exchangeable for other new junior subordinated debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

New junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the junior subordinated indenture or at the office of any transfer agent designated by us for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. We may at any time designate additional transfer agents with respect to the new junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of or exchange new junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the new junior subordinated debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any new junior subordinated debentures so selected for redemption, except, in the case of any new junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of (and premium, if any) or interest on any new junior subordinated debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will, at our request, be repaid to us and the holder of such new junior subordinated debenture will thereafter look, as a general unsecured creditor, only to us for payment thereof.

Restrictions on Certain Payments; Certain Covenants of Cullen/Frost

We have covenanted that, if (1) there has occurred any event (a) of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a debenture event of default and (b) that we have not taken reasonable steps to cure, or (2) if the new junior subordinated debentures are held by the issuer trust, we are in default with respect to our payment of any obligations under the guarantee, then, in each case, we will not

•	make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equal in all respects with or junior in interest to the new junior subordinated debentures;

•	make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally in all respects with or junior in interest to the new junior subordinated debentures; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable event;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of any of our subsidiaries) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

We have also covenanted in the junior subordinated indenture:

•	to continue to hold, directly or indirectly, 100% of the common securities, provided that certain successors that are permitted pursuant to the junior subordinated indenture may succeed to our ownership of the common securities;

•	as holder of the common securities, not to voluntarily terminate, wind-up or liquidate the issuer trust, other than (1) in connection with a distribution of new junior subordinated debentures to the holders of the capital securities in liquidation of the issuer trust or (2) in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the issuer trust to continue not to be taxable as a corporation and to be taxable as a grantor trust for United States federal income tax purposes.

In addition, we have committed to the Federal Reserve that, so long as we are the holder of the common securities, we will not voluntarily terminate or liquidate the issuer trust prior to the stated maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable Federal Reserve capital guidelines or policies.

Modification of Junior Subordinated Indenture

From time to time we and the debenture trustee may, without the consent of the holders of the new junior subordinated debentures, amend, waive or supplement the provisions of the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the holders of the capital securities so long as they remain outstanding); and

•	qualifying, or maintaining the qualification of, the junior subordinated indenture under the Trust Indenture Act.

The junior subordinated indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the new junior subordinated debentures, to modify the junior subordinated indenture in a manner affecting the rights of the holders of the new junior subordinated debentures. However, no such modification may, without the consent of the holder of each outstanding new junior subordinated debenture so affected:

•	change the stated maturity of the new junior subordinated debentures;

•	reduce the principal amount of the new junior subordinated debentures, the rate of interest on the new junior subordinated debentures or any premium payable upon the redemption of the new junior subordinated debentures;

•	change the place of payment where, or the currency in which, any amount is payable on the new junior subordinated debentures;

•	impair the right to institute suit for the enforcement of any new junior subordinated debenture; or

•	reduce the percentage of principal amount of new junior subordinated debentures, the holders of which are required to consent to any of the foregoing modifications of the junior subordinated indenture.

Furthermore, so long as any of the capital securities remain outstanding, no such modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior subordinated indenture may occur, and no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of (and premium, if any, on) the new junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

The junior subordinated indenture provides that any one or more of the following events with respect to the new junior subordinated debentures that has occurred and is continuing constitutes an event of default with respect to the new junior subordinated debentures, which we refer to as a “debenture event of default”:

•	our failure for 30 days to pay any interest on the new junior subordinated debentures when due (subject to the deferral of any due date in the case of an extension period); or

•	our failure to pay any principal of or premium, if any, on the new junior subordinated debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

•	our failure to observe or perform in any material respect certain other covenants contained in the junior subordinated indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding new junior subordinated debentures; or

•	our bankruptcy, insolvency or reorganization.

As described in “Description of New Capital Securities—Events of Default; Notice,” the occurrence of a debenture event of default will also constitute an event of default in respect of the trust securities.

The holders of at least a majority in aggregate principal amount of outstanding new junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate principal amount of outstanding new junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. If the debenture trustee or such holders of new junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities will have such right. The holders of a majority in aggregate principal amount of outstanding new junior subordinated debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of junior subordinated debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. If the holders of new junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the outstanding capital securities will have such right.

The holders of at least a majority in aggregate principal amount of the outstanding new junior subordinated debentures affected thereby may, on behalf of the holders of all the new junior subordinated debentures, waive any past default, except:

•	a default in the payment of principal (or premium if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee); or

•	a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding new junior subordinated debenture. See “—Modification of Junior Subordinated Indenture.”

If the holders of new junior subordinated debentures fail to waive such past default, the holders of a majority in aggregate liquidation amount of the outstanding capital securities shall have such right. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

If a debenture event of default occurs and is continuing, the debenture trustee will have the right to declare the principal of and the interest on the new junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the new junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default has occurred and is continuing and such event is attributable to our failure to pay any amounts payable in respect of the new junior subordinated debentures on the date such amounts are otherwise payable, a registered holder of capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of an amount equal to the amount payable in respect of new junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities held by such holder, which we refer to as a “direct action”. We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the capital securities. We will have the right under the junior subordinated indenture to set-off any payment made to such holder of capital securities by us in connection with a direct action.

The holders of the capital securities would not be able to exercise directly any remedies available to the holders of the new junior subordinated debentures except under the circumstances described in the preceding paragraph. See “Description of New Capital Securities—Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The junior subordinated indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the entity formed by the consolidation or into which we merge or to which we transfer our properties and assets (1) is organized under the laws of the United States or any state or the District of Columbia, and (2) expressly assumes our obligations in respect of the new junior subordinated debentures;

•	immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would be a debenture event of default, has occurred and is continuing; and

•	certain other conditions as set forth in the junior subordinated indenture are satisfied.

The provisions of the junior subordinated indenture do not afford holders of the new junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the new junior subordinated debentures.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things:

•	all new junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at the stated maturity within one year, and

•	we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the new junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Subordination

The new junior subordinated debentures will be subordinate and junior in right of payment, to the extent set forth in the junior subordinated indenture, to all of our senior indebtedness (as defined below). If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the new junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the new junior subordinated debentures.

The term “senior indebtedness” means any of our obligations to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior indebtedness will include any subordinated debt securities issued in the future other than the new junior subordinated debentures or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the new junior subordinated debentures. We currently have no outstanding senior indebtedness.

In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshalling of our assets,

then all senior indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the new junior subordinated debentures. Any payment or distribution on account of the new junior subordinated debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the new junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

In the event of any of the proceedings described above, after payment in full of all sums owing with respect to senior indebtedness, the holders of new junior subordinated debentures, together with the holders of any of our obligations ranking equally with the new junior subordinated debentures, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the new junior subordinated debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the new junior subordinated debentures and such other obligations.

If any payment or distribution on account of the new junior subordinated debentures of any character or any security, whether in cash, securities or other property is received by any holder of any new junior subordinated debentures in contravention of any of the terms hereof and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

By reason of the subordination of the new junior subordinated debentures, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the new junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default in respect of the new junior subordinated debentures.

The junior subordinated indenture places no limitation on the amount of additional senior indebtedness that we may incur. We may from time to time incur additional indebtedness constituting senior indebtedness.

Governing Law

The junior subordinated indenture and the new junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of a debenture event of default, undertakes to perform only such duties as are specifically set forth in the junior subordinated debenture and, after the occurrence and continuance of a debenture event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The debenture trustee, other than during the occurrence and continuance of a default by us in performance of our obligations under the junior subordinated debenture, is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of new junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Bank of New York, the debenture trustee, may serve from time to time as trustee under other indentures or trust agreements with us or our subsidiaries relating to other issues of our securities. The Bank of New York is the registrar and transfer agent for our common stock. In addition, we and certain of our affiliates may have other banking relationships with The Bank of New York.

DESCRIPTION OF NEW GUARANTEE

The old guarantee was executed and delivered by us concurrently with the issuance of the old capital securities by the issuer trust for the benefit of the holders from time to time of the capital securities. As soon as practicable after the date of this prospectus, the old guarantee will be exchanged by us for the new guarantee. In this prospectus, we refer to the old guarantee and the new guarantee as the “guarantee.” The Bank of New York will act as guarantee trustee under the new guarantee, and we refer to it in this capacity as the “guarantee trustee.” The guarantee trustee will hold the new guarantee for the benefit of holders of the capital securities.

The following summary of certain provisions of the new guarantee does not purport to be complete and is subject, and qualified in its entirety by reference to, all of the provisions of the new guarantee, including the definitions of terms therein. A copy of the form of new guarantee is filed as an exhibit to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of this document. Upon effectiveness of the registration statement, the guarantee agreement for the new guarantee will be qualified under the Trust Indenture Act.

General

Pursuant to the new guarantee, we will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the issuer trust may have or assert other than the defense of payment, the following payments with respect to the capital securities, to the extent not paid by or on behalf of the issuer trust:

•	any accumulated and unpaid distributions required to be paid on such capital securities, to the extent that the issuer trust has funds on hand available therefor at such time;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the issuer trust has funds on hand available therefor at such time; and

•	upon a voluntary or involuntary termination, winding-up or liquidation of the issuer trust (unless the junior subordinated debentures are distributed to holders of the capital securities), the lesser of:

•	the liquidation distribution, to the extent that the issuer trust has funds on hand available therefor at such time; and

•	the amount of assets of the issuer trust remaining available for distribution to holders of the capital securities on liquidation of the issuer trust.

We refer to the payments with respect to the capital securities listed above as the “guarantee payments.”

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the issuer trust to pay such amounts to such holders.

The new guarantee will be an irrevocable guarantee on a subordinated basis of the issuer trust’s obligations under the capital securities, but will apply only to the extent that the issuer trust has funds sufficient to make such payments, and is not a guarantee of collection.

If we do not make payments on the junior subordinated debentures held by the issuer trust, the issuer trust will not be able to pay any amounts payable in respect of the capital securities and will not have funds legally available to do so. The new guarantee will rank subordinate and junior in right of payment to all of our senior indebtedness. See “—Status of the Guarantee.” Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries upon such subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we may ourselves be a creditor of that subsidiary and our claims are recognized. The principal source of funds for us to satisfy our obligations under the junior subordinated debentures and the new guarantee are our subsidiaries.

There are also various legal limitations on the extent to which our subsidiaries may extend credit, pay dividends or otherwise supply funds to us or certain of our other subsidiaries. Accordingly, our obligations under the new guarantee will effectively be subordinated and junior in right of payment to all existing and future liabilities of our subsidiaries, and claimants under the new guarantee should look only to our assets for payments thereunder. See “Cullen/Frost Bankers, Inc.” The new guarantee does not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the junior subordinated indenture or any other indenture that we may enter into in the future or otherwise.

We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the issuer trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the issuer trust’s obligations in respect of the capital securities. See “Relationship Among the New Capital Securities, the New Junior Subordinated Debentures, the New Guarantee and the Expense Agreement.”

Status of the Guarantee

The new guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as the junior subordinated debentures.

The new guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the new guarantee without first instituting a legal proceeding against any other person or entity). The new guarantee will be held by the guarantee trustee for the benefit of the holders of the capital securities. The new guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the issuer trust or distribution to the holders of the capital securities of the junior subordinated debentures.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the capital securities (in which case no vote will be required), the new guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding capital securities. The manner of obtaining any such approval will be as set forth under “Description of New Capital Securities—Voting Rights; Amendment of Trust Agreement.” All guarantees and agreements contained in the new guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the capital securities then outstanding.

Events of Default

An event of default under the new guarantee will occur upon:

•	our failure to perform any of our payment or other obligations under the new guarantee; or

•	our failure to perform any non-payment obligation if such nonpayment default remains unremedied for 30 days.

The holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the new guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the new guarantee.

Any registered holder of capital securities may institute a legal proceeding directly against us to enforce its rights under the new guarantee without first instituting a legal proceeding against the issuer trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the new guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the new guarantee, undertakes to perform only such duties as are specifically set forth in the new guarantee and, after the occurrence of an event of default with respect to the new guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the new guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

For information concerning the relationship between The Bank of New York, the guarantee trustee, and us, see “Description of New Junior Subordinated Debentures—Information Concerning the Debenture Trustee.”

Termination of the Guarantee

The new guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the capital securities, upon full payment of the amounts payable with respect to the capital securities upon liquidation of the issuer trust or upon distribution of junior subordinated debentures to the holders of the capital securities. The new guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the new guarantee.

Governing Law

The new guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF OLD SECURITIES

The terms of the old securities are substantially identical to the terms of the new securities, except:

•	the new securities are registered under the Securities Act and certain transfer restrictions currently applicable to the old securities do not apply to the new securities;

•	the registration rights and additional distributions provisions currently applicable to the old capital securities do not apply to the new capital securities; and

•	the registration rights and additional interest provisions currently applicable to the old junior subordinated debentures do not apply to the new junior subordinated debentures.

The registration rights agreement provides that in the event:

•	the registration statement relating to the new securities is not filed on or prior to the 150th day after the issuance of the old capital securities,

•	such registration statement is not declared effective within 30 days of the required filing date,

•	the exchange offer is not consummated on or before the date 30 days after the effectiveness of such registration statement, or,

•	in certain limited circumstances, a shelf registration statement, which we refer to as the “shelf registration statement,” with respect to the resale of the old capital securities is not filed or declared effective within a specified time, then interest will accrue (in addition to the stated interest rate on the old junior subordinated debentures) at the rate of 0.25% per annum on the principal amount of the old junior subordinated debentures and distributions will accrue (in addition to the stated distribution rate on the old capital securities) at the rate of 0.25% per annum on the liquidation amount of the old capital securities, for the period from the occurrence of such event until such time as the relevant event has been cured or no longer exists. The new securities are not, and upon consummation of the exchange offer the old securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of old capital securities should review the information set forth under “Risk Factors,” “Description of New Capital Securities,” “Description of New Junior Subordinated Debentures,” and “Description of New Guarantee.”

THE EXPENSE AGREEMENT

Pursuant to an agreement as to expenses and liabilities to be entered into by us and the issuer trust in connection with to the trust agreement, which we refer to as the “expense agreement,” we, as depositor, will irrevocably and unconditionally guarantee to each person or entity to whom the issuer trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the issuer trust, other than obligations of the issuer trust to pay to holders of the trust securities of the amounts due such holders pursuant to the terms of the trust securities. The expense agreement will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as the guarantee and the junior subordinated debentures.

RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES,

THE NEW JUNIOR SUBORDINATED DEBENTURES,

THE NEW GUARANTEE AND THE EXPENSE AGREEMENT

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the new capital securities (to the extent the issuer trust has funds available for such payment) are irrevocably guaranteed by us as and to the extent described under “Description of New Guarantee.” Taken together, our obligations under the new junior subordinated debentures, the junior subordinated indenture, the trust agreement, the expense agreement and the new guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the new capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the issuer trust’s obligations in respect of the capital securities. If and to the extent that we do not make payments on the new junior subordinated debentures, the issuer trust will not have sufficient funds to pay distributions or other amounts due on the new capital securities. The new guarantee does not cover payment of amounts payable with respect to the new capital securities when the issuer trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the new capital securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under the new junior subordinated debentures having a principal amount equal to the liquidation amount of the new capital securities held by such holder.

Our obligations under the new junior subordinated debentures, the new guarantee and the expense agreement are subordinate and junior in right of payment to all senior indebtedness.

Sufficiency of Payments

As long as payments are made when due on the new junior subordinated debentures, such payments will be sufficient to cover distributions and other payments distributable on the new capital securities, primarily because:

•	the aggregate principal amount of the new junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the new capital securities and common securities;

•	the interest rate and interest and other payment dates on the new junior subordinated debentures will match the distribution rate, distribution dates and other payment dates for the new capital securities;

•	we will pay any costs, expenses or liabilities of the issuer trust except the issuer trust’s obligations to holders of the trust securities; and

•	the trust agreement further provides that the issuer trust will not engage in any activity that is not consistent with the limited purposes of the issuer trust.

Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set off any payment we are otherwise required to make thereunder against and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the new guarantee or in connection with a direct action.

Enforcement Rights of Holders of New Capital Securities

A holder of a new capital security may institute a legal proceeding directly against us enforce its rights under the new guarantee without first instituting a legal proceeding against the guarantee trustee, the issuer trust or any other person or entity. See “Description of Guarantee.”

A default or event of default under any of our senior indebtedness would not constitute a default or event of default in respect of the new capital securities. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the new junior subordinated debentures until such senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the new junior subordinated debentures would constitute an event of default under the trust agreement. See “Description of Junior Subordinated Debentures—Subordination.”

Limited Purpose of Issuer Trust

The new capital securities represent beneficial interests in the assets of the issuer trust, and the issuer trust exists for the sole purpose of issuing the capital securities and the common securities and investing the proceeds thereof in junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a new capital security and a holder of a new junior subordinated debenture is that a holder of a new junior subordinated debenture is entitled to receive from us payments on new junior subordinated debentures held, while a holder of new capital securities is entitled to receive distributions or other amounts distributable with respect to the new capital securities from the issuer trust (or from us under the new guarantee) only if and to the extent the issuer trust has funds available for the payment of such distributions.

Rights upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of the issuer trust, other than any such termination, winding-up or liquidation involving the distribution of the new junior subordinated debentures, after satisfaction of liabilities to creditors of the issuer trust as required by applicable law, the holders of the new capital securities will be entitled to receive, out of assets held by the issuer trust, the liquidation distribution in cash. See “Description of Capital Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as registered holder of the new junior subordinated debentures, would be a subordinated creditor of ours, subordinated and junior in right of payment to all senior indebtedness as set forth in the junior subordinated indenture, but entitled to receive payment in full of all amounts payable with respect to the new junior subordinated debentures before any of our stockholders receive payments or distributions. Since we are the guarantor under the new guarantee and have agreed under the expense agreement to pay for all costs, expenses and liabilities of the issuer trust (other than the issuer trust’s obligations to the holders of the trust securities), the positions of a holder of the new capital securities and a holder of such new junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of Cullen/Frost are expected to be substantially the same.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of new capital securities. This summary only addresses the tax consequences to a person that acquires capital securities on their original issue at their original offering price and that is:

•	an individual citizen or resident of the United States;

•	a domestic corporation;

•	an estate the income of which is subject to United States federal income tax regardless of source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust (a “United States person”).

This summary does not address all tax consequences that may be applicable to a United States person that is a beneficial owner of new capital securities, nor does it address the tax consequences to:

•	persons that are not United States persons;

•	persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings and dealers in securities or currencies;

•	persons that will hold new capital securities as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for United States federal income tax purposes;

•	persons whose functional currency is not the United States dollar; or

•	persons that do not hold new capital securities as capital assets.

In addition, this summary does not include any description of the tax laws under any foreign, state, local or other jurisdiction. Furthermore, if a partnership holds new capital securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding new capital securities are advised to consult with their own tax advisors.

The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell LLP, counsel to us and the issuer trust. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” Treasury regulations, rulings of the Internal Revenue Service, which we refer to as the “IRS,” and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of capital securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of new capital securities may differ from the treatment described below.

YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISORS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Classification of the New Junior Subordinated Debentures and the Issuer Trust

The new junior subordinated debentures will be classified as our indebtedness for United States federal income tax purposes. In addition, in connection with the issuance of the new capital securities, under current law and assuming compliance with the terms of the trust agreement, the issuer trust will not be treated as an association taxable as a corporation for United States federal income tax purposes. As a result, you will be treated as owning an undivided ownership interest in the new junior subordinated debentures and will be required to include in your gross income your pro rata share of the interest income, including original issue discount, which we refer to as “OID,” paid or accrued with respect to the new junior subordinated debentures whether or not cash is actually distributed to you. See “—Interest Income and Original Issue Discount.” No amount included in income with respect to the new capital securities will be eligible for the corporate dividends-received deduction.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a contingency that stated interest will not be timely paid that is “remote” will be ignored in determining whether such debt instrument is issued with OID. As a result of the terms and conditions of the new junior subordinated debentures that prohibit certain payments with respect to our capital stock and indebtedness if we elect to extend interest payment periods, we believe that the likelihood of our exercising our option to defer payments of interest is remote. Based on the foregoing, we believe that the new junior subordinated debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, you should include in gross income your allocable share of paid or accrued interest on the new junior subordinated debentures in accordance with your regular method of tax accounting. The following disclosure assumes that unless and until we exercise our option to defer interest on the new junior subordinated debentures, the new junior subordinated debentures will not be issued with OID.

If we exercise our option to defer any payment of interest, the new junior subordinated debentures would at that time be treated as issued with OID, and all stated interest on the new junior subordinated debentures would thereafter be treated as OID as long as the new junior subordinated debentures remained outstanding. In such event, all of your taxable interest income with respect to the new junior subordinated debentures would be accounted for as OID on a constant yield method regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include OID in gross income even though we would not make any actual cash payments during an extension period.

The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could disagree with the treatment described above and take the position that the new junior subordinated debentures are subject to the OID rules upon initial issuance. If the IRS were successful in this regard, you would be subject to the OID rules described above, regardless of whether we exercise our option to defer payments of interest on the new junior subordinated debentures.

Distribution of New Junior Subordinated Debentures to Securityholders

Under current law, a distribution by the issuer trust of the new junior subordinated debentures as described under the caption “Description of New Capital Securities—Liquidation Distribution Upon Termination” will be nontaxable and will result in you receiving directly your pro rata share of the new junior subordinated debentures previously held indirectly through the issuer trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis you had in your new capital securities before such distribution. If, however, the liquidation of the issuer trust were to occur because the issuer trust is subject to United States federal income tax with respect to income accrued or received on the new junior subordinated debentures, the distribution of new junior subordinated debentures to you by the issuer trust would be a taxable event to the issuer trust and you, and you would recognize gain or loss as if you had exchanged your new capital securities for the new junior subordinated debentures you received upon the liquidation of the issuer trust. You will include interest in income in respect of new junior subordinated debentures received from the issuer trust in the manner described above under “—Interest Income and Original Issue Discount.”

Sales or Redemptions of New Capital Securities

If you sell (including a redemption for cash) your new capital securities, you will recognize gain or loss equal to the difference between the amount realized on the sale of your new capital securities (less an amount equal to any accrued but unpaid interest not previously included in income, which will be taxable as interest income) and your adjusted basis in your new capital securities. Assuming that we do not exercise our option to defer payment of interest on the New junior subordinated debentures, your adjusted tax basis in your new capital securities generally will be your initial purchase price. If the new junior subordinated debentures are deemed to be issued with OID as a result of our deferral of any interest payment, your tax basis in your new capital securities generally will be your initial purchase price, increased by OID previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to your pro rata share of the new junior subordinated debentures required to be included in income) and generally will be a long-term capital gain or loss if your new capital securities have been held for more than one year.

If we exercise our option to defer any amount of interest on the new junior subordinated debentures, your new capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying new junior subordinated debentures. If that deferral occurs, and you dispose of your new capital securities between record dates for payments of distributions, and consequently do not receive a distribution from the issuer trust for the period prior to that disposition, you will nevertheless be required to include as ordinary income accrued but unpaid interest on the new junior subordinated debentures through the date of disposition.

You would recognize a capital loss on the disposition of your new capital securities to the extent the selling price, which may not fully reflect the value of accrued but unpaid interest, is less than your adjusted tax basis in your new capital securities, which will include accrued but unpaid OID. Capital losses cannot be applied to offset ordinary income for United States federal income tax purposes, except in a few limited cases.

Although the matter is not free from doubt, an exchange of your old capital securities for new capital securities should not be taxable to you.

Backup Withholding Tax and Information Reporting

Information reporting requirements generally will apply to noncorporate securityholders with respect to payments of interest, including the OID accrued, on new capital securities and payments of the proceeds from the disposition of new capital securities.

Additionally, backup withholding generally will apply to such payments to a noncorporate securityholder that (1) fails to provide an accurate taxpayer identification number, (2) is notified by the IRS that the securityholder has failed to report all interest and dividends required to be shown on its respective United States federal income tax return or (3) in some circumstances, fails to comply with applicable certification requirements.

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or credit against your United States federal tax income tax liability, provided the required information is furnished to the IRS on a timely basis.

CERTAIN ERISA CONSIDERATIONS

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which we refer to as a “plan,” you should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, you should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts, Keogh plans and other plans and arrangements subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we refer to as “similar laws.” If you are a fiduciary of any such plan, you should consult with your counsel before purchasing any capital securities.

Under a regulation, which we refer to as the “plan assets regulation,” issued by the U.S. Department of Labor, which we refer to as the “DOL,” the assets of the issuer trust would be deemed to be “plan assets” of a plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the plan were used to acquire an equity interest in the issuer trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

Pursuant to an exception contained in the plan assets regulation, the assets of the issuer trust would not be deemed to be “plan assets” of investing plans if, immediately after the most recent acquisition of any equity interest in the issuer trust, less than 25% of the value of each class of equity interests in the issuer trust were held by plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be “plan assets” of any plan (collectively, we refer to such entities as “benefit plan investors”). No assurance can be given that the value of the capital securities held by benefit plan investors will be less than 25% of the total value of such capital securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the common securities will be purchased and initially held by us.

Certain transactions involving the issuer trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a plan if the capital securities were acquired with “plan assets” of such plan and the assets of the issuer trust were deemed to be “plan assets” of plans investing in the issuer trust. For example, if we are a party in interest with respect to an investing plan (either directly or by reason of its ownership of the The Frost National Bank or other subsidiaries), extensions of credit between us and the issuer trust (as represented by the junior subordinated debentures and the guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative or class exemption (see below). In addition, if we were considered to be a fiduciary with respect to the issuer trust as a result of certain powers we hold (such as the powers to remove and replace the property trustee and the administrative trustees), the optional redemption of the junior subordinated debentures could be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid certain potential prohibited transactions, each investing plan, by purchasing the capital securities, will be deemed to have directed the issuer trust to invest in the junior subordinated debentures and to have appointed the property trustee.

The DOL has issued five prohibited transaction class exemptions, which we refer to as “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities including if assets of the issuer trust were deemed to be “plan assets” of plans investing in the issuer trust as described above. Those class exemptions are:

•	PTCE 96-23 (for certain transactions determined by in-house asset managers);

•	PTCE 95-60 (for certain transactions involving insurance company general accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 90-1 (for certain transactions involving insurance company separate accounts); and

•	PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

Because the capital securities may be deemed to be equity interests in the issuer trust for purposes of applying ERISA and Section 4975 of the Code, the capital securities may not be purchased or held by any plan, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity or any person investing “plan assets” of any plan, unless such purchase and holding is eligible for and satisfies the conditions of the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Each purchaser and holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not an employee benefit plan or other plan, account or arrangement that is subject to Title I of ERISA, Section 4975 of the Code or any similar law, or an entity whose underlying assets include “plan assets” of any such plan account or arrangement and is not purchasing such securities on behalf of or with “plan assets” of any plan or (b) is eligible for and satisfies the conditions of the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 and will not constitute or result in a violation of applicable similar law, for which no exemption is available.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences if the assets of the issuer trust were deemed to be “plan assets” and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives new capital securities for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new capital securities. This prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of new capital securities received in exchange for old capital securities if the old capital securities were acquired by such participating broker-dealers for their own accounts as a result of market-making activities or other trading activities.

Cullen/Frost and the issuer trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new capital securities for a period ending 180 days after the expiration date (subject to extension under certain limited circumstances described in this prospectus) or, if earlier, when all such new capital securities have been disposed of by such participating broker-dealer. See “The Exchange Offer—Resales of New Capital Securities.” Cullen/Frost and the issuer trust will provide sufficient copies of the latest version of this prospectus to participating broker-dealers promptly upon request at any time during such 180-day period. The issuer trust will not receive any cash proceeds from the sale of new capital securities by participating broker-dealers that use this prospectus.

Participating broker-dealers may sell new capital securities received by them for their own accounts in connection with the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new capital securities.

Any participating broker-dealer that resells new capital securities that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new capital securities may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

VALIDITY OF SECURITIES

Certain matters of Delaware law relating to the validity of the new capital securities, the enforceability of the trust agreement and the creation of the issuer trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to us and the issuer trust. The validity of the new guarantee and the new junior subordinated debentures will be passed upon for us by Baker Botts L.L.P., Austin, Texas and Sullivan & Cromwell LLP, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for us by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements of Cullen/Frost Bankers, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$120,000,000

CULLEN/FROST CAPITAL TRUST II

OFFER TO EXCHANGE ITS FLOATING RATE CAPITAL SECURITIES, SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING FLOATING RATE CAPITAL SECURITIES, SERIES A

(Liquidation Amount $1,000 per Capital Security)

fully and unconditionally guaranteed, to the extent described herein, by

CULLEN/FROST BANKERS, INC.

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

(1)	Article 2.02-1 of the Texas Business Corporation Act permits a Texas corporation to indemnify its directors and officers against liability for their acts under certain circumstances.

(2)	Article Eleven of Cullen/Frost’s Restated Articles of Incorporation provides that to the fullest extent not prohibited by law, a director of Cullen/Frost shall not be liable to Cullen/Frost or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for: (1) a breach of the director’s duty of loyalty to the corporation or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (4) an act or omission for which the liability of the director is expressly provided for by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

(3)	Article V of Cullen/Frost’s Bylaws provides that Cullen/Frost shall indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Cullen/Frost or is or was serving at the request of Cullen/Frost as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by Cullen/Frost in advance of the final disposition of such action, suit or proceeding upon receipt of (1) a written affirmation by the director, officer, employee or agent who may be entitled to such indemnification of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the applicable statute and (2) a written undertaking by or on behalf of the director, officer, employee or agent who may be entitled to such indemnification to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Cullen/Frost. Cullen/Frost’s obligation to indemnify and to prepay expenses shall arise, and all rights granted to directors, officers, employees or agents shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed.

(4)	Cullen/Frost maintains director and officer liability insurance coverage for its directors and officers and those of its subsidiaries. This coverage insures such persons against certain losses that may be incurred by them in their respective capacities as directors and officers.

Item 21.    Exhibits and Financial Statement Schedules.

See “Exhibits Index,” which is incorporated herein by reference.

Item 22.    Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date for the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned Registrants undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cullen/Frost Capital Trust II has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 9, 2004.

CULLEN/FROST CAPITAL TRUST II

By:	CULLEN/FROST BANKERS, INC., as Depositor

By:	/S/ PHILLIP D. GREEN
	Name:	Phillip D. Green
	Title:	Group Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cullen/Frost Bankers, Inc. has duly caused this Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 9, 2004.

CULLEN/FROST BANKERS, INC.

By:	/S/ PHILLIP D. GREEN
	Name:	Phillip D. Green
	Title:	Group Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ T.C. FROST* T.C. Frost	Senior Chairman of the Board and Director	June 9, 2004

/S/ RICHARD W. EVANS, JR.* Richard W. Evans, Jr.	Chairman of the Board and Director (Principal Executive Officer)	June 9, 2004

/S/ PHILIP D. GREEN Philip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2004

/S/ R. DENNY ALEXANDER* R. Denny Alexander	Director	June 9, 2004

/S/ CARLOS ALVAREZ* Carlos Alvarez	Director	June 9, 2004

/S/ ISAAC ARNOLD, JR.* Isaac Arnold, Jr.	Director	June 9, 2004

/S/ ROYCE S. CALDWELL* Royce S. Caldwell	Director	June 9, 2004

/S/ HARRY H. CULLEN* Harry H. Cullen	Director	June 9, 2004

/S/ EUGENE H. DAWSON, SR.* Eugene H. Dawson, Sr.	Director	June 9, 2004

/S/ RUBEN M. ESCOBEDO* Ruben M. Escobedo	Director	June 9, 2004

Signature	Title	Date

/S/ PATRICK B. FROST* Patrick B. Frost	Director	June 9, 2004

/S/ JOE R. FULTON* Joe R. Fulton	Director	June 9, 2004

/S/ PRESTON M. GEREN III* Preston M. Geren III	Director	June 9, 2004

/S/ JAMES L. HAYNE* James L. Hayne	Director	June 9, 2004

/S/ KAREN E. JENNINGS* Karen E. Jennings	Director	June 9, 2004

/S/ RICHARD M. KLEBERG, III* Richard M. Kleberg, III	Director	June 9, 2004

/S/ ROBERT S. MCCLANE* Robert S. McClane	Director	June 9, 2004

/S/ IDA CLEMENT STEEN* Ida Clement Steen	Director	June 9, 2004

/S/ HORACE WILKINS, JR.* Horace Wilkins, Jr.	Director	June 9, 2004

/S/ MARY BETH WILLIAMSON* Mary Beth Williamson	Director	June 9, 2004

By:	/S/ PHILLIP D. GREEN Phillip D. Green As attorney-in-fact for the persons indicated	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2004

EXHIBITS INDEX

Exhibit Number	Description	Location
4.1	Certificate of Trust of Cullen/Frost Capital Trust II, dated February 3, 2004	Previously filed

4.2	Trust Agreement of Cullen/Frost Capital Trust II, dated February 3, 2004	Previously filed

4.3	Amended and Restated Trust Agreement of Cullen/Frost Capital Trust II, dated as of February 13, 2004, including the related form of Expense Agreement and form of Capital Securities certificate	Previously filed

4.4	Form of Guarantee Agreement	Previously filed

4.5	Junior Subordinated Indenture, dated as of February 13, 2004, between Cullen/Frost Bankers, Inc. and The Bank of New York, as Trustee, including the form of Junior Subordinated Debenture	Previously filed

4.6	Registration Rights Agreement, dated as of February 13, 2004, among Cullen/Frost Bankers, Inc., Cullen/Frost Capital Trust II, and Lehman Brothers Inc.	Previously filed

5.1	Opinion of Richards, Layton & Finger	Filed herewith

5.2	Opinion of Baker Botts L.L.P.	Filed herewith

5.3	Opinion of Sullivan & Cromwell LLP	Filed herewith

8	Opinion of Sullivan & Cromwell LLP as to certain federal income tax matters	Filed herewith

12	Statement regarding computation of ratios of earnings to fixed charges	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Richards, Layton & Finger	Included in Exhibit 5.1

23.3	Consent of Baker Botts L.L.P.	Included in Exhibit 5.2

23.4	Consent of Sullivan & Cromwell LLP	Included in Exhibit 5.3

23.5	Consent of Sullivan & Cromwell LLP	Included in Exhibit 8

24.1	Powers of Attorney	Previously filed

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement	Previously filed

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee for the benefit of Holders of the Capital Securities	Previously filed

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Junior Subordinated Indenture	Previously filed

99.1	Form of Letter of Transmittal	Filed herewith

99.2	Form of Notice of Guaranteed Delivery	Filed herewith

99.3	Form of Letter to Registered Holders	Filed herewith

99.4	Form of Letter to Clients	Filed herewith

99.5	Form of Instructions to Registered Holder from Beneficial Owner	Filed herewith

99.6	Form of Exchange Agent Agreement	Filed herewith